Exhibit 4.3

EXECUTION VERSION

COLLATERAL AGENCY AGREEMENT

dated as of

September 29, 2006

among

KASLION ACQUISITION B.V.,
as Holdings,

NXP B.V.,
as the Company,

THE SUBSIDIARIES OF THE COMPANY PARTY HERETO,
as Guarantors,

THE SECURED PARTIES PARTY HERETO,

MORGAN STANLEY SENIOR FUNDING, INC.,
as Global Collateral Agent

and

MIZUHO CORPORATE BANK, LTD.,
as Taiwan Collateral Agent

i

ii

Schedule 1	Form of Enforcement Notice
Schedule 2	Form of Rescission Notice
Schedule 3	Form of Note Secured Obligations Certification
Schedule 4	Form of Note Supplement
Schedule 5	Agreed Security Principles
Schedule 6	Form of Lien Grantor Supplement
Schedule 7	Form of Additional Secured Obligations Supplement
Schedule 8	Form of Additional Secured Obligations Certification
Schedule 9	Security Documents
Schedule 10	Form of Secured Hedging Supplement
Schedule 11	Form of Secured Hedging Certification

iii

COLLATERAL AGENCY AGREEMENT dated as of September 29, 2006, among KASLION ACQUISITION B.V. with its corporate seat in Amsterdam, the Netherlands (“Holdings”), NXP B.V. with its corporate seat in Eindhoven, the Netherlands (the “Company”), the Subsidiaries of the Company from time to time party hereto (each a “Guarantor”), the Secured Parties from time to time party hereto, MORGAN STANLEY SENIOR FUNDING, INC. in its capacity as Global Collateral Agent (in such capacity, the “Global Collateral Agent”) and MIZUHO CORPORATE BANK, LTD. in its capacity as Taiwan Collateral Agent (in such capacity, the “Taiwan Collateral Agent”).

WHEREAS, each Lien Grantor is party to certain of the Secured Agreements;

WHEREAS, the Lien Grantors have entered or will enter into, and may from time to time enter into, the Security Documents in order to secure the Secured Obligations;

WHEREAS, the Company and certain of the other Lien Grantors may, after the date of this Agreement, enter into the Note Secured Documents and incur Note Secured Obligations and, from time to time, may enter into the Additional Secured Documents and incur the Additional Secured Obligations. In addition, the Company and certain of the other Lien Grantors may, from time to time, enter into the Secured Hedging Agreements and incur the Secured Hedging Obligations;

WHEREAS, the Secured Obligations include the obligations of the Lien Grantors under the Secured Agreements and, with respect to certain jurisdictions, the Parallel Debt;

WHEREAS, the Global Collateral Agent has agreed to enter into the Security Documents (other than the Taiwan Security Documents) and hold the Collateral subject thereto for the benefit of the Secured Parties on the terms set out in this Agreement and, with respect to certain jurisdictions, as a direct creditor in respect of the Parallel Debt; and

WHEREAS, the Taiwan Collateral Agent has agreed to enter into the Taiwan Security Documents and hold the Collateral subject thereto for the benefit of the Secured Parties as a joint and several creditor in accordance with Article 283 of the Civil Code of the Republic of China;

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1
DEFINITIONS

Section 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Additional Secured Document” means any document designated as such in any Additional Secured Obligations Supplement in accordance with Section 10.02.

“Additional Secured Obligations” means any obligations of any Lien Grantor designated as such in an Additional Secured Obligations Supplement in accordance with Section 10.02 (including any Contingent Secured Obligations in respect thereof).

“Additional Secured Obligations Supplement” means a supplement hereto substantially in the form set forth on Schedule 7.

“Additional Secured Party” means any Person that becomes a party to this Agreement pursuant to an Additional Secured Obligations Supplement (whether in its individual capacity or as agent or trustee for and on behalf of any other Person).

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means the RCF Administrative Agent or the Bridge Administrative Agent.

“Agreed Security Principles” means the principles set forth on Schedule 5.

“Authorized Signatory” means, in relation to any Person and any document, an individual duly authorized by such Person to sign such document and in respect of whom a certified copy of the authorizing resolution and specimen signature has been provided to each other Person which is party to or a recipient of such document.

“Base Currency” means Euros.

“Base Currency Equivalent” shall mean, on any date of determination, (a) with respect to any amount denominated in the Base Currency, such amount,

and (b) with respect to any amount denominated in any Foreign Currency, the equivalent in the Base Currency of such amount, determined by the Collateral Agent using the Exchange Rate.

“Bridge Administrative Agent” means Morgan Stanley Senior Funding, Inc. or any successor administrative agent appointed under the Bridge Facility Agreement.

“Bridge Facility Agreement” means the €1,500,000,000 and US$1,921,290,000 Senior Secured Increasing Rate Bridge Facility dated as of the date of this Agreement between the Bridge Administrative Agent, the Bridge Lenders, Holdings, the Company and NXP Funding LLC.

“Bridge Guarantee” means the Guaranty dated as of the date of this Agreement between Holdings, the Company, each of the Subsidiaries of the Company named as guarantors and the Bridge Administrative Agent.

“Bridge Loan” means a loan made under the Bridge Facility Agreement and includes any extended loan or exchange note issued in exchange for any such loan pursuant to the terms of the Bridge Facility Agreement.

“Bridge Lender” means, at any time, a lender under the Bridge Facility Agreement at that time (and includes such lender as the holder of any rollover loan or exchange notes issued thereunder).

“Bridge Secured Document” means the Bridge Facility Agreement, the Bridge Guarantee, or any security agreement or other instrument or document entered into from time to time to secure or guarantee any of the Bridge Secured Obligations.

“Bridge Secured Obligations” means all principal of all Bridge Loans outstanding from time to time under the Bridge Facility Agreement, all interest (including Post-Petition Interest) on such Bridge Loans and all other amounts now or hereafter payable by the Company and/or the Guarantors pursuant to the Bridge Secured Documents (including any Contingent Secured Obligations in respect thereof).

“Bridge Take-out Date” means the date on which the Bridge Administrative Agent confirms in writing to the Collateral Agent that the Bridge Loans have been repaid in full and all other Bridge Secured Obligations (other than contingent indemnities and similar obligations which are not then due and payable) have been paid and performed in full. The Bridge Administrative Agent shall provide such confirmation to the Collateral Agents promptly upon such repayment, payment and performance.

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in London, United Kingdom and New York, New York, United States.

“Cash Equivalents” means:

(a)       securities issued or directly and fully guaranteed or insured by the United States or Canadian governments, a member state of the European Union, Switzerland or Norway or, in each case, any agency or instrumentality of thereof (provided that the full faith and credit of such country or such member state is pledged in support thereof), having maturities of not more than two years from the date of acquisition;

(b)       certificates of deposit, time deposits, Eurodollar time deposits, overnight bank deposits or bankers’ acceptances having maturities of not more than one year from the date of acquisition thereof issued by any Secured Party or by any bank or trust company (i) whose commercial paper is rated at least “A-l” or the equivalent thereof by S&P or at least “P-l” or the equivalent thereof by Moody’s (or if at the time neither is issuing comparable ratings, then a comparable rating of another Nationally Recognized Statistical Rating Organization) or (ii) (in the event that the bank or trust company does not have commercial paper which is rated) having combined capital and surplus in excess of €500,000,000;

(c)       repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (a) and (b) entered into with any bank meeting the qualifications specified in clause (b) above;

(d)       commercial paper rated at the time of acquisition thereof at least “A-2” or the equivalent thereof by S&P or “P-2” or the equivalent thereof by Moody’s or carrying an equivalent rating by a Nationally Recognized Statistical Rating Organization, if both of the two named rating agencies cease publishing ratings of investments or, if no rating is available in respect of the commercial paper, the issuer of which has an equivalent rating in respect of its long-term debt, and in any case maturing within one year after the date of acquisition thereof;

(e)       readily marketable direct obligations issued by any state of the United States of America, any province of Canada, any member of the European Union, Switzerland or Norway or any political subdivision thereof, in each case, having one of the two highest rating categories obtainable from either Moody’s or S&P (or, if at the time, neither is issuing comparable ratings, then a comparable rating of another Nationally Recognized Statistical Rating Organization) with maturities of not more than two years from the date of acquisition;

(f)        Indebtedness or preferred stock issued by Persons with a rating of “BBB-” or higher from S&P or “Baa3” or higher from Moody’s (or, if at the time,

neither is issuing comparable ratings, then a comparable rating of another Nationally Recognized Statistical Rating Organization) with maturities of 12 months or less from the date of acquisition;

(g)       bills of exchange issued in the United States, Canada, a member state of the European Union, Switzerland, Norway or Japan eligible for rediscount at the relevant central bank and accepted by a bank (or any dematerialized equivalent); and

(h)       interests in any investment company, money market or enhanced high yield fund which invests 95% or more of its assets in instruments of the type specified in clauses (a) through (g) above.

“Collateral” means all property and assets, whether now owned or hereafter acquired, on which a Lien is granted or purported to be granted to the Collateral Agent pursuant to the Security Documents. When used with respect to a specific Lien Grantor, the term “Collateral” means all its property and assets on which such a Lien is granted or purported to be granted.

“Collateral Account” means the Restricted Proceeds Collateral Account or the Unrestricted Proceeds Collateral Account.

“Collateral Agent” means the Global Collateral Agent or the Taiwan Collateral Agent.

“Combined Dutch Parallel Debt” has the meaning given in Section 11.02(a).

“Contingent Secured Obligations” means, at any time, any Secured Obligation (or portion thereof) that is contingent in nature at such time, including any Secured Obligation that is:

(a)       an obligation to reimburse a bank for drawings not yet made under a letter of credit issued by it;

(b)       any other obligation (including any guarantee) that is contingent in nature at such time; or

(c)       an obligation to provide collateral to secure any of the foregoing types of obligations.

“Designated Note Release” means a release of a Lien Grantor, any Lien or any assets or properties of a Lien Grantor subject to a Lien which, under the terms of the Note Secured Documents, does not require the consent of, or any action by, the Note Secured Party or the holders of any of the Note Secured Obligations and in respect of which the Company has certified in writing to the Collateral Agents that the conditions for such release have been satisfied and the

Company and the Lien Grantors are in compliance with their respective obligations under the Note Secured Documents with respect to such release.

“Dutch Lien Grantors” means the Lien Grantors under the Dutch Security Documents.

“Effective Date” means the date of this Agreement.

“Enforcement Event” means the occurrence of a default, Event of Default or termination event (however described) under a Secured Agreement in respect of which notice of acceleration of amounts outstanding under such Secured Agreement has been given by the relevant Secured Party or amounts outstanding under such Secured Agreement have otherwise become due and payable prior to the scheduled maturity thereof.

“Dutch Security Document” means each document, agreement and instrument set forth in Part A of Schedule 9 or any other document, agreement or instrument designated as such by the Global Collateral Agent and the Lien Grantor entering into such document, agreement or instrument.

“Enforcement Notice” has the meaning given in Section 3.03.

“English Security Document” means each document, agreement and instrument set forth in Part B of Schedule 9 or any other document, agreement or instrument designated as such by the Global Collateral Agent and the Lien Grantor entering into such document, agreement or instrument.

“Environmental Law” shall mean any applicable Federal, state, foreign or local statute, Law, rule, regulation, ordinance, code and rule of common law now or hereafter in effect and in each case as amended, and any binding judicial or administrative interpretation thereof, including any binding judicial or administrative order, consent decree or judgment, relating to the protection of environment, including, without limitation, ambient air, surface water, groundwater, land surface and subsurface strata and natural resources such as wetlands, or human health or safety (to the extent relating to human exposure to Hazardous Materials), or Hazardous Materials.

“Euro” and “€” means the lawful currency of Participating Member States.

“Event of Default” means any event of default under and as defined in any Secured Agreement.

“Exchange Rate” means, for the purposes of determining the Base Currency Equivalent of the amount of any Secured Obligation as of any date, the rate at which a currency may be exchanged into the Base Currency, as set forth at approximately 11:00 a.m. on such day on the Reuters World Currency Page for such currency; in the event that such rate does not appear on any Reuters World Currency Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the relevant Collateral Agent and the Company, or, in the absence of such agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the relevant Collateral Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about 11.00 a.m. on such date for the purchase of the Base Currency for delivery two Business Days later.

“Federal Funds Effective Rate” shall mean, for any day, the weighted average of the per annum rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) of the quotations for the day of such transactions received by a Collateral Agent from three federal funds brokers of recognized standing selected by it.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Company or, if not authorized to act individually and so notified to the Collateral Agents in writing, any two of the foregoing.

“Foreign Currency” shall mean any currency other than the Base Currency.

“French Guarantor” means NXP Semiconductors France SAS.

“French Security Document” means each document, agreement and instrument set forth in Part C of Schedule 9 or any other document, agreement or instrument designated in writing as such by the Global Collateral Agent and the Lien Grantor entering into such document, agreement or instrument.

“German Security Document” means each document, agreement and instrument set forth in Part D of Schedule 9 or any other document, agreement or instrument designated in writing as such by the Global Collateral Agent and the Lien Grantor entering into such document, agreement or instrument.

“Governmental Authority” shall mean any nation, sovereign or government, any state, province, territory or other political subdivision thereof, and any entity or authority exercising executive, legislative, judicial, regulatory, self-regulatory or administrative functions of or pertaining to government, including a central bank, stock exchange or regulator of any financial market.

“Hazardous Materials” shall mean (a) any petroleum or petroleum products, radioactive materials, friable asbestos, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing regulated levels of polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of “hazardous substances”, “hazardous waste”, “hazardous materials”, “extremely hazardous waste”, “restricted hazardous waste”, “toxic substances”, “toxic pollutants”, “contaminants”, or “pollutants”, or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, which is prohibited, limited or regulated by any Environmental Law.

“Hedging Secured Obligations” means all amounts now or hereafter payable by the Company and/or the Guarantors pursuant to the Secured Hedging Agreements (including any Contingent Secured Obligations in respect thereof).

“Hong Kong Security Document” means each document, agreement and instrument set forth in Part E of Schedule 9 or any other document, agreement or instrument designated in writing as such by the Global Collateral Agent and the Lien Grantor entering into such document, agreement or instrument.

“Indebtedness” has the meaning given in the Secured Agreements (excluding any Additional Secured Document and any Secured Hedging Agreement) as in effect on the date hereof.

“Insolvency Proceeding” means any proceeding in respect of bankruptcy, insolvency, winding up, receivership, dissolution or assignment for the benefit of creditors, in each of the foregoing events whether under the Bankruptcy Code of the United States or any similar federal, state or foreign bankruptcy, insolvency, reorganization, receivership or similar Law.

“Investment Grade Securities” means:

(a)       securities issued or directly and fully guaranteed or insured by the United States or Canadian government or any agency or instrumentality thereof (other than Cash Equivalents);

(b)       securities issued or directly and fully guaranteed or insured by a member of the European Union, or any agency or instrumentality thereof (other than Cash Equivalents);

(c)       debt securities or debt instruments with a rating of “A-” or higher from S&P or “A3” or higher by Moody’s or the equivalent of such rating by such rating organization or, if no rating of Moody’s or S&P then exists, the equivalent of such rating by any other Nationally Recognized Statistical Ratings Organization, but excluding any debt securities or instruments constituting loans or advances among the Company and its Subsidiaries; and

(d)       investments in any fund that invests exclusively in investments of the type described in clauses (a), (b) and (c) above which fund may also hold cash and Cash Equivalents pending investment or distribution.

“Law” includes common or customary law, principles of equity and any constitution, code of practice, decree, judgment, decision, legislation, order, ordinance, regulation, by-law, statute, treaty or other legislative measure in any jurisdiction or any present or future directive, regulation, guideline, request, rule or requirement (in each case, whether or not having the force of law but, if not having the force of law, the compliance with which is in accordance with the general practice of persons to whom the directive, regulation, guideline, request, rule or requirement is intended to apply) of any Governmental Authority.

“L/C Advance” has the meaning given in the Revolving Credit Agreement.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

“Lien Grantor” means Holdings, the Company or a Guarantor.

“Lien Grantor Supplement” means a supplement hereto substantially in the form set forth on Schedule 6.

“Moody’s” means Moody’s Investors Service, Inc. or any of its successors or assigns that is a Nationally Recognized Statistical Rating Organization.

“Nationally Recognized Statistical Rating Organization” means a nationally recognized statistical rating organization within the meaning of Rule 436 under the Securities Act.

“Non-Contingent Secured Obligation” means at any time any Secured Obligation (or portion thereof) that is not a Contingent Secured Obligation at such time.

“Note Secured Document” means any document designated as such in any Note Supplement in accordance with Section 10.01.

“Note Secured Obligations” means any obligations of any Lien Grantor designated as such in any Note Supplement in accordance with Section 10.01 (including any Contingent Secured Obligations in respect thereof).

“Note Secured Party” means any Person that becomes a party to this Agreement in its capacity as trustee under any Note Secured Document pursuant to a Note Supplement.

“Note Supplement” means a supplement hereto substantially in the form set forth on Schedule 4.

“Parallel Debt” means, in relation to an Underlying Debt (and, with respect to the Dutch Lien Grantors only, subject to Section 11.02), an obligation to pay to the Global Collateral Agent an amount equal to (and in the same currency as) the amount of that Underlying Debt.

“Participating Member State” means any member state of the European Communities that adopts or has adopted the Euro as its lawful currency in accordance with legislation of the European Community relating to Economic and Monetary Union.

“Permitted Lien” means, at any time, a Lien permitted to exist under each of the Secured Agreements (excluding any Additional Secured Documents and Secured Hedging Agreements) at that time.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision thereof or any other entity.

“Personal Property Collateral” means all property included in the Collateral except Real Property Collateral.

“Philippines Security Document” means each document, agreement and instrument set forth in Part F of Schedule 9 or any other document, agreement or instrument designated in writing as such by the Global Collateral Agent and the Lien Grantor entering into such document, agreement or instrument.

“Post-Petition Interest” means any interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of any Lien Grantor (or would accrue but for the operation of applicable bankruptcy or insolvency laws), whether or not such interest is allowed or allowable as a claim in any such proceeding.

“RCF Administrative Agent” means Morgan Stanley Senior Funding, Inc. or any successor administrative agent appointed under the Revolving Credit Agreement.

“RCF Finance Party” means any Lender or any Letter of Credit Issuer under and as defined in the Revolving Credit Agreement.

“RCF Guarantee” means the Guarantee dated as of the date of this Agreement between Holdings, the Company, each of the Subsidiaries of the Company named as guarantors and the RCF Administrative Agent.

“RCF Secured Document” means the Revolving Credit Agreement, the RCF Guarantee, any Refinancing Document or any security agreement or other instrument or document entered into from time to time to secure or guarantee any of the RCF Secured Obligations.

“RCF Secured Obligations” mean (a) all principal of all Revolving Loans, L/C Advances and Unpaid Drawings outstanding from time to time under the Revolving Credit Agreement, all interest (including Post-Petition Interest) on such Loans, L/C Advances and Unpaid Drawings, (b) all principal of and interest (including any Post-Petition Interest) and premium (if any) on all loans made pursuant to any Refinancing Document, all reimbursement obligations (if any) and interest thereon (including Post-Petition Interest) with respect to any letter of credit, bank guarantee or similar instruments issued pursuant to any Refinancing Document, and (c) all other amounts now or hereafter payable by the Company and/or the Guarantors pursuant to the RCF Secured Documents (including any Contingent Secured Obligations in respect thereof).

“Real Property Collateral” means all real property (including leasehold interests in real property) included in the Collateral.

“Refinancing Document” means any credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to extend, replace, refinance or refund in whole or in part the RCF Secured Obligations or any other agreement or instrument referred to in this definition, unless such agreement or instrument expressly provides that it is not intended to be and is not a Refinancing Document under and for the purposes of this Agreement.

“Regulated Subsidiary” means a Subsidiary as to which the consent of a Governmental Authority is required for any acquisition of control or change of control thereof.

“Related Parties” shall mean, with respect to any specified Person, such Person’s Affiliates and the directors, officers, employees, agents, trustees, advisors of such Person and any Person that possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of such Person, whether through the ability to exercise voting power, by contract or otherwise.

“Release Conditions” means:

(a)       in relation to Section 5.01, the relevant Collateral Agent has received written confirmation from the Required Secured Parties that the applicable Secured Obligations (other than contingent indemnities and similar obligations which are not then due and payable) have been paid and performed in full and all commitments under the applicable Secured Agreements have been terminated; and

(b)       in relation to Section 5.02 and Section 5.03, the relevant Collateral Agent has received written confirmation from the Required Secured Parties that all conditions to the release of such Lien Grantor or such assets or property, as applicable, set forth in the relevant Secured Agreements and applicable under Law have been satisfied or waived.

“Required Secured Parties” means (a) with respect to any Restricted Collateral, any Security Document which creates a Lien on any Restricted Collateral or the Restricted Proceeds Collateral Account, the RCF Administrative Agent, each Secured Hedge Counterparty holding Hedging Secured Obligations secured by such Collateral, each Additional Secured Party holding Additional Secured Obligations secured by such Collateral, and until the Bridge Take-out Date, the Bridge Administrative Agent or (b) with respect to any Unrestricted Collateral, any Security Document which creates a Lien on any Unrestricted Collateral or the Unrestricted Proceeds Collateral Account, all of the Secured Parties, provided that (i) no consent of the Note Secured Party shall be required in respect of any Designated Note Release and (ii) no consent of any Collateral Agent (acting in its individual capacity) shall be required for the release of any Collateral (so long as any fees and expenses owing to such Collateral Agent hereunder have been paid in full).

“Rescission Notice” has the meaning given in Section 3.04.

“Restricted Collateral” means Collateral of the French Guarantor and Collateral of Holdings and any proceeds of, and all other profits, products, rents or receipts, in whatever form, arising from the collection, sale, lease, exchange, assignment, licensing or other disposition of, or realization upon any such Collateral.

“Restricted Proceeds Collateral Account” means the segregated account with such name established and maintained by the Global Collateral Agent.

“Restricted Subsidiary” means a Subsidiary of the Company designated as such under and in accordance with the Secured Agreements.

“Revolving Credit Agreement” means the €500,000,000 Secured Revolving Facility dated as of the date of this Agreement between the RCF Administrative Agent, the banks and financial institutions party thereto, Holdings, the Company and NXP Funding LLC.

“Revolving Loan” means a loan made under the Revolving Credit Agreement.

“S&P” means Standard & Poor’s Investors Ratings Services or any of its successors or assigns that is a Nationally Recognized Statistical Rating Organization.

“Secured Agreement” means any RCF Secured Document, any Bridge Secured Document, any Note Secured Document, any Security Document or any other document or agreement that evidences or governs the terms of any of the Secured Obligations.

“Secured Hedge Counterparty” means any RCF Finance Party or any Affiliate thereof that is a party to any Secured Hedging Agreement and has become a party to this Agreement in the capacity as such.

“Secured Hedging Agreement” means any Hedging Agreement (as defined in the Revolving Credit Agreement) in respect of which the relevant Lien Grantor has granted security in favor of the counterparty to secure such Lien Grantor’s obligations thereunder.

“Secured Hedging Supplement” means a supplement hereto substantially in the form set forth on Schedule 10.

“Secured Obligations” means (a) the RCF Secured Obligations, (b) the Bridge Secured Obligations, (c) the Hedging Secured Obligations, (d) any Note Secured Obligations, (e) any Additional Secured Obligations or (f) any Parallel Debt owed in relation to the obligations referred to under paragraphs (a) to (e) (inclusive).

“Secured Party” means (a) the RCF Administrative Agent, as agent for and on behalf of the RCF Finance Parties, (b) until the Bridge Take-out Date only, the Bridge Administrative Agent, as agent for and on behalf of the Bridge Lenders, (c) each Secured Hedge Counterparty, (d) any Note Secured Party, (e) any Additional Secured Party or (f) each Collateral Agent.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder, as amended.

“Security Document” means this Agreement, each French Security Document, each German Security Document, each Hong Kong Security Document, each Dutch Security Document, each Philippines Security Document, each Singapore Security Document, each Taiwan Security Document, each Thai Security Document, each English Security Document, each U.S. Security Document or any other document, agreement or instrument designated in writing as such by the Global Collateral Agent and the Lien Grantor entering into such document, agreement or instrument.

“Singapore Security Document” means each document, agreement and instrument set forth in Part G of Schedule 9 or any other document, agreement or instrument designated in writing as such by the Global Collateral Agent and the Lien Grantor entering into such document, agreement or instrument.

“Subsidiary” means, with respect to any Person:

(a)       any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares or stock (including preferred shares, but excluding debt securities convertible into such equity) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; or

(b)       any partnership, joint venture, limited liability company or similar entity of which:

(i)      more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership interests or otherwise; and

(ii)     such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Supplement” means an Additional Secured Obligations Supplement, a Note Supplement, a Secured Hedging Supplement or a Lien Grantor Supplement.

“Supplemental Collateral Agent” has the meaning given in Section 8.05.

“Taiwan Security Document” means each document, agreement and instrument set forth in Part H of Schedule 9 or any other document, agreement or instrument designated in writing as such by the Taiwan Collateral Agent and the Lien Grantor entering into such document, agreement or instrument.

“Thai Security Document” means each document, agreement and instrument set forth in Part I of Schedule 9 or any other document, agreement or instrument designated in writing as such by the Global Collateral Agent and the Lien Grantor entering into such document, agreement or instrument.

“Transactions” means the acquisition by Holdings of the Company and its Subsidiaries and the related transactions (including disentanglement) pursuant to the Stock Purchase Agreement dated as of September 29, 2006, the drawing of

Bridge Loans and the refinancing thereof with one or more note issuances, and the extensions of credit under the Revolving Credit Agreement.

“UCC” means the New York Uniform Commercial Code as in effect from time to time.

“Underlying Debt” means, in relation to a Lien Grantor and at any given time, each obligation (whether present or future, actual or contingent) owing by that Lien Grantor to a Secured Party under the Secured Agreements (including, for the avoidance of doubt, any change or increase in those obligations pursuant to or in connection with any amendment or supplement or restatement or novation of any Secured Agreements, in each case whether or not anticipated as of the date of this Agreement) excluding that Lien Grantor’s Parallel Debts.

“Unpaid Drawing” has the meaning given in the Revolving Credit Agreement.

“Unrestricted Collateral” means Collateral that is not Restricted Collateral.

“Unrestricted Proceeds Collateral Account” means the segregated account with such name established and maintained by the Global Collateral Agent.

“U.S. Security Document” means each document, agreement and instrument set forth in Part J of Schedule 9 or any other document, agreement or instrument designated in writing as such by the Global Collateral Agent and the Lien Grantor entering into such document, agreement or instrument.

Section 1.02. Terms Generally. The definitions of terms herein (including those incorporated by reference to another document) apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun includes the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, extended, novated, amended and restated, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections, Exhibits and Schedules shall be construed to refer to Sections of, and

Exhibits and Schedules to, this Agreement, (e) the words “property” and “assets” shall be construed to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (f) an Enforcement Event will be “continuing” until a Rescission Notice is received by the Global Collateral Agent in accordance with the terms hereof, and (g) any reference to a time of day is a reference to London time.

Section 1.03. Amounts Due to Secured Parties. If any Secured Party is an agent, trustee or representative for any other Person or Persons, any reference in this Agreement to an amount being “due”, “payable” or “owing” to such Secured Party shall include all amounts (including Post-Petition Interest) that are due, payable or owing to any Person for which such Secured Party acts as agent, trustee or other representative.

Section 1.04. Holdings and the Guarantors. Holdings and the Guarantors are parties to this Agreement solely for the purpose of (a) giving the acknowledgements, and making the agreements and covenants, set forth in Sections 11.01 and 11.02, (b) giving the acknowledgments set forth in Section 7.03, (c) acknowledging the contents of Article 8, (d) receiving excess proceeds pursuant to the final distribution priority set forth in Section 4.04(a), (e) receiving the benefits of Sections 5.05, 6.02(c) and 7.03. Holdings and the Guarantors shall have no other rights or obligations under this Agreement.

ARTICLE 2
APPOINTMENT OF COLLATERAL AGENTS

Section 2.01. Initial Appointment. (a) Each Secured Party hereby appoints Morgan Stanley Senior Funding, Inc. as the Global Collateral Agent:

(i)        to act as its agent (and as trustee under and in connection with the Singapore Security Documents and any Liens created thereunder) for all or any of the purposes set out in this Agreement and the Security Documents (other than the Taiwan Security Documents);

(ii)       without in any way limiting the foregoing, to enforce on its behalf the rights which it may have under any of the Security Documents (other than the Taiwan Security Documents);

(iii)      to apply the proceeds of such enforcement in accordance with the terms of this Agreement; and

(iv)      to enter into the Security Documents (other than the Taiwan Security Documents) in its capacity as Collateral Agent and as agent (and to the extent specified in clause (i) above, trustee) for that Secured Party and to perform its obligations thereunder, and the Global Collateral Agent accepts such appointment, subject to the conditions and limitations set out in this Agreement; provided that with respect to the Relevant Jurisdictions, the Global Collateral Agent shall act in its own name in its capacity as a direct creditor in respect of the Parallel Debt.

(b)       Each Secured Party hereby appoints Mizuho Corporate Bank, Ltd. as the Taiwan Collateral Agent:

(i)      to act as its agent for all or any of the purposes set out in this Agreement and the Taiwan Security Documents;

(ii)     without in any way limiting the foregoing, to enforce on its behalf the rights which it may have under any of the Taiwan Security Documents;

(iii)    to apply the proceeds of such enforcement in accordance with the terms of this Agreement; and

(iv)   to enter into the Taiwan Security Documents in its capacity as Taiwan Collateral Agent and as agent for that Secured Party and to perform its obligations thereunder,

and the Taiwan Collateral Agent accepts such appointment, subject to the conditions and limitations set out in this Agreement.

Section 2.02. No Other Agency. It is expressly declared that each Collateral Agent is an agent (and to the extent specified in clause (a) above, trustee) for the Secured Parties only and not for any Lien Grantor or any of their respective Subsidiaries or any other Person whatsoever; provided that with respect to the Relevant Jurisdictions, the Global Collateral Agent shall act in its own name in its capacity as direct creditor in respect of the Parallel Debt.

ARTICLE 3
INSTRUCTIONS TO AND ACTIONS BY COLLATERAL AGENTS

Section 3.01. Instructions in Writing. Instructions to a Collateral Agent shall only be effective if in writing and signed or countersigned by an Authorized Signatory of the Secured Party giving such instructions.

Section 3.02. Actions Under Security Documents. No Collateral Agent shall be obliged or required to take any action under this Agreement or any other Security Document in the absence of instructions received from the Secured Parties in accordance with this Agreement but may take, but shall have no obligation to take, any and all actions under any applicable Security Document as it shall deem necessary in its sole discretion in order to maintain, protect or preserve the Collateral and the rights and interests of the Secured Parties therein.

Section 3.03. Enforcement Notices. (a) Following the occurrence and during the continuance of an Enforcement Event under a Secured Agreement, the relevant Secured Party that holds, or that is the agent or trustee for the holders of, the Secured Obligations under such Secured Agreement may deliver to the Collateral Agents a notice in substantially the form set forth on Schedule 1 (an “Enforcement Notice”) instructing the Collateral Agents to take enforcement action under the Security Documents. An Enforcement Notice must certify that all or part of the relevant Secured Obligations have become due and payable prior to or at the stated maturity thereof pursuant to the terms of the relevant Secured Agreement and remain unpaid as of the date of such Enforcement Notice. An Enforcement Notice shall be deemed to be in effect at all times after such Enforcement Notice has been given until such time, if any, as a Rescission Notice has been delivered in accordance with Section 3.04.

(b)       The Global Collateral Agent shall promptly provide a copy of any Enforcement Notice received by it from any Secured Party to the other Secured Parties and the Company.

Section 3.04. Rescission of Instructions. (a) Any instruction given to the Collateral Agents pursuant to Section 3.01, 3.02 or 3.03 (including any Enforcement Notice) may only be revoked by further notice in writing from the instructing Secured Party. In the case of revocation of an Enforcement Notice, the Secured Party that delivered such Enforcement Notice must deliver to the Collateral Agents a notice in substantially the form set forth on Schedule 2 (a “Rescission Notice”). Any such notice of revocation (including a Rescission Notice) shall not, however, affect the liability of the Collateral Agents under this Agreement or any Security Document for any action taken in reliance upon the relevant instruction prior to actual receipt of such notice of revocation (including the consequences of such action whether occurring before or after such receipt).

(b)       The Global Collateral Agent shall promptly provide a copy of any Rescission Notice or other revocation instruction received by it from any Secured Party to the other Secured Parties and the Company.

ARTICLE 4
ENFORCEMENT ACTION AND APPLICATION OF PROCEEDS

Section 4.01. Remedies Upon Enforcement Event. (a) If an Enforcement Event shall have occurred and be continuing and a Secured Party shall have issued an Enforcement Notice, each Collateral Agent shall exercise (or cause its sub-agents to exercise) any or all of the remedies available to it (or to such sub-agents) under the applicable Security Documents and at Law; provided that no

Collateral Agent shall exercise any remedy involving the acceptance of any Collateral in full or partial satisfaction of any Secured Obligation, to the extent available in any applicable jurisdiction, except with the consent of the Required Secured Parties and any other Secured Party that has any Secured Obligation thereby satisfied without payment in full in cash.

(b)       Without limiting the generality of clause (a) above, if an Enforcement Event shall have occurred and be continuing and a Secured Party shall have issued an Enforcement Notice, each Collateral Agent may, to the extent permitted by applicable Law, exercise on behalf of the Secured Parties all the rights of a secured party under the UCC (whether or not in effect in the jurisdiction where such rights are exercised) with respect to any Personal Property Collateral. In addition, the Collateral Agents may, without being required to give any notice, except as herein provided or as may be required by mandatory provisions of Law (i) withdraw all amounts held in the Collateral Accounts and apply such amounts as provided in Section 4.04 and (ii) if there shall be no such amounts or if such amounts shall be insufficient to pay all the Secured Obligations in full, sell, lease, license or otherwise dispose of the Collateral or any part thereof; provided that the right of a Collateral Agent to sell or otherwise dispose of the capital stock of any Regulated Subsidiary shall be subject to the relevant Collateral Agent or the relevant Lien Grantor obtaining, to the extent necessary under applicable Law, the prior approval of such sale or other disposition by the Governmental Authority having jurisdiction with respect to such Regulated Subsidiary. Notice of any such sale or other disposition shall be given to the relevant Lien Grantor in accordance with the requirements set forth in the Security Documents or as otherwise required by applicable Law. The foregoing provisions of this clause (b) shall apply to Real Property Collateral only to the extent permitted by applicable Law and the provisions of any applicable Security Document.

(c)       Following receipt of an Enforcement Notice, each Collateral Agent shall enforce its rights under each Security Document in accordance with the instructions of the Required Secured Parties (which instructions shall relate to the manner of enforcement only and not the requirement to take enforcement action, which shall be governed exclusively by the Enforcement Notice).

(d)       Following receipt of a Rescission Notice from each Secured Party that has issued an Enforcement Notice, each Collateral Agent shall promptly cease enforcing its rights under the Secured Documents. Receipt of a Rescission Notice shall not affect the liability of the Collateral Agents under this Agreement or any Security Documents for actions taken in reliance upon an Enforcement Notice or other instruction received for the Required Secured Parties prior to actual receipt of such Rescission Notice (including the consequences of such actions whether occurring before or after such receipt).

Section 4.02. Limitation on Duty in Respect of Collateral. Beyond the exercise of reasonable care in the custody and preservation thereof, no Collateral Agent will have any duty as to any Collateral in its possession or control or in the possession or control of any sub-agent or bailee or any income therefrom or as to the preservation of rights against prior parties or any other rights pertaining thereto. Each Collateral Agent will be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession or control if such Collateral is accorded treatment substantially equal to that which it accords its own assets or property, and will not be liable or responsible for any loss or damage to any Collateral, or for any diminution in the value thereof, by reason of any act or omission of any sub-agent or bailee selected by a Collateral Agent in good faith, except to the extent that such liability arises from such Collateral Agent’s gross negligence or willful misconduct.

Section 4.03. Restrictions on Actions. Each Secured Party agrees that, unless and until this Agreement is terminated as provided herein, the provisions of this Agreement shall provide the exclusive method by which any Secured Party may exercise, or direct the exercise of, rights and remedies under the Security Documents. Therefore, each Secured Party shall, except as permitted under this Agreement:

(a)       refrain from taking or filing any action, judicial or otherwise, to enforce any rights or pursue any remedies under the Security Documents, except for delivering notices or instructions hereunder; and

(b)       refrain from exercising any rights or remedies under the Security Documents which may be exercisable as a result of an Enforcement Event;

provided that the foregoing shall not prevent (i) any Secured Party from imposing a default rate of interest in accordance with any Secured Agreement, (ii) a Collateral Agent from exercising any right or remedy or taking any other action on behalf of the Secured Parties that it is permitted or authorized to exercise or take or (iii) a Secured Party from exercising its rights and remedies as a general creditor in accordance with the applicable Secured Agreement and applicable Law, including the right to commence legal proceedings to collect any of the Secured Obligations due and payable to such Secured Party and remaining unpaid, to accelerate the maturity of any Secured Obligations or to terminate any commitment under any Secured Agreement in accordance with the applicable Secured Agreement, to commence legal proceedings to enforce any Secured Agreement and obtain a judgment and to enforce such judgment, in each case to the same extent as if such Secured Party were an unsecured creditor. If any Secured Party shall enforce its rights or remedies in violation of the terms of this Agreement, no Lien Grantor shall be entitled to use such violation as a defense to any action by any Secured Party, nor to assert such violation as a counterclaim or basis for set off or recoupment against any Secured Party.

Section 4.04. Application of Proceeds. (a) The Global Collateral Agent shall apply (i) any amounts held in the Collateral Accounts, (ii) the proceeds of any enforcement of any Liens created by any of the Security Documents, including from the sale or other disposition of all or any part of the Collateral and (iii) any amount received or recovered pursuant to any Insolvency Proceeding relating to any Lien Grantor, in the following order of priorities; provided that all amounts received or recovered from any Restricted Collateral or standing to the credit of the Restricted Proceeds Collateral Account shall be applied solely to pay and discharge the RCF Secured Obligations, the Bridge Secured Obligations (until the Bridge Take-out Date), any Hedging Secured Obligations and any Additional Secured Obligations in the priority specified below:

first, to pay ratably (i) the costs, expenses, charges and liabilities incurred by each Collateral Agent in exercising its rights under the Security Documents (including in connection with any sale or other disposition of any Collateral), including reasonable compensation to agents of and counsel for the Collateral Agents, and all expenses, liabilities and advances incurred or made by the Collateral Agents in connection with the Security Documents, and any other amounts then due and payable to the Collateral Agents pursuant to Section 8.04 or Section 8.05, (ii) any amounts due and payable to any Agent for its own account under any RCF Secured Document or any Bridge Secured Document, (iii) any fees payable to any Letter of Credit Issuer under any RCF Secured Document, and (iv) any amounts due and payable to any agent or trustee for its own account under any Note Secured Document or any Additional Secured Documents;

second, to pay ratably (i) all principal, Unpaid Drawings, L/C Advances, interest and other RCF Secured Obligations (other than fees) due and payable to the RCF Finance Parties under the Revolving Credit Agreement, (ii) any amounts (other than fees) due and payable under any Secured Hedging Agreement, and (iii) to the extent that the Additional Secured Obligations under such Additional Secured Documents are designated to have such priority under the applicable Additional Secured Obligations Supplement, all unpaid principal, reimbursement obligations, interest and other Additional Secured Obligations (other than fees) due and payable under the Additional Secured Documents;

third, to pay ratably all fees due and payable to (i) the RCF Finance Parties under the RCF Secured Documents, (ii) the Secured Hedge Counterparties under any Secured Hedging Agreements, and (iii) to the extent that such Additional Secured Obligations are designated to have such priority under the applicable Additional Secured Obligations Supplement, the Additional Secured Parties under the relevant Additional Secured Documents;

fourth, to pay ratably, all principal, interest, reimbursement obligations and other Secured Obligations (other than fees) due and payable (i) to the Bridge Lenders under the Bridge Secured Documents, (ii) to the holders of the Note Secured Obligations under the Note Secured Documents, and (iii) to the extent that the Additional Secured Obligations under such Additional Secured Documents are designated under the applicable Additional Secured Obligations Supplement to be equal in priority to the Secured Obligations described in the foregoing clauses (i) and (ii) of this paragraph fourth, the Additional Secured Parties under the relevant Additional Secured Documents;

fifth, to pay ratably all fees due and payable (i) to the Bridge Lenders under the Bridge Secured Documents, (ii) to the holders of Note Secured Obligations under the Note Secured Documents, and (iii) to the extent that the Additional Secured Obligations under such Additional Secured Documents are designated under the applicable Additional Secured Obligations Supplement to be equal in priority to the Secured Obligations described in the foregoing clauses (i) and (ii) of this paragraph fifth, the Additional Secured Parties under any Additional Secured Document;

sixth, to pay to the relevant Lien Grantor, or as a court of competent jurisdiction may direct, any surplus then remaining from the proceeds of the Collateral owned by it.

(b)       Amounts distributed to Secured Parties pursuant to the foregoing clause (a) shall be allocated among such Secured Parties for all Secured Obligations referred to in the relevant paragraph, in accordance with the requirements set forth in the applicable Secured Agreements or, in the absence of any such requirement, pro rata among such Secured Obligations in accordance with the respective amounts thereof.

(c)       In making distributions pursuant to the foregoing clause (a), the relevant Collateral Agent may provide for the payment of any Contingent Secured Obligation in accordance with clause (f) below.

(d)       All amounts received or recovered by the Taiwan Collateral Agent under or in connection with the Taiwan Security Documents shall, to the extent permitted by applicable Law, be deposited into the Unrestricted Proceeds Collateral Account. In the event that the Taiwan Collateral Agent is not permitted under applicable Law to make such deposits, the Taiwan Collateral Agent shall establish and maintain a sub-account into which all amounts received or recovered (or any portion thereof) shall be deposited. Amounts standing to the creditor of such sub-account shall be applied in accordance with clause (a) above.

(e)       The Collateral Agents may make such distributions hereunder in cash or in kind or, on a ratable basis, in any combination thereof.

(f)        If at any time any portion of any monies collected or received by a Collateral Agent would, but for the provisions of this clause (f), be payable pursuant to clause (a) above in respect of a Contingent Secured Obligation that would be payable if the amount thereof were due and payable, the relevant

Collateral Agent shall not apply any monies to pay such Contingent Secured Obligation but instead shall request the holder thereof, at least three Business Days (or such shorter period as the relevant Collateral Agent may agree) before each proposed distribution hereunder, to notify the relevant Collateral Agent as to the maximum amount of such Contingent Secured Obligation if then ascertainable together with any detail and/or evidence of the computation of such amounts as the relevant Collateral Agent may reasonably request. If the holder of such Contingent Secured Obligation does not notify the relevant Collateral Agent of the maximum ascertainable amount thereof and provide such additional detail and/or evidence at least one Business Day before such distribution, such holder will not be entitled to share in such distribution with respect to such Contingent Secured Obligation. If such holder does so notify the relevant Collateral Agent as to the maximum ascertainable amount thereof, the relevant Collateral Agent will allocate to such holder a portion of the monies to be distributed in such distribution, calculated as if such Contingent Secured Obligation were due and payable in such maximum ascertainable amount. However, the relevant Collateral Agent will not apply such portion of such monies to pay such Contingent Secured Obligation, but instead will hold such monies or invest such monies in Investment Grade Securities or Cash Equivalents as may be directed by the Required Secured Parties from time to time. All such monies and Investment Grade Securities or Cash Equivalents and all proceeds thereof will constitute Collateral hereunder, but will be subject to distribution in accordance with this clause (f) rather than clause (a) above. The relevant Collateral Agent will hold all such monies and Investment Grade Securities or Cash Equivalents and the net proceeds thereof in trust until all or part of such Contingent Secured Obligation becomes a Non-Contingent Secured Obligation, whereupon the relevant Collateral Agent at the request of the relevant Secured Party will apply the amount so held in trust to pay such Non-Contingent Secured Obligation; provided that, if the other Secured Obligations theretofore paid pursuant to the same paragraph of clause (a) above were not paid in full, the relevant Collateral Agent will apply the amount so held in trust to pay the same percentage of such Non-Contingent Secured Obligation as the percentage of such other Secured Obligations theretofore paid pursuant to the same paragraph of clause (a) above. If (i) the holder of such Contingent Secured Obligation shall advise the relevant Collateral Agent that no portion thereof remains in the category of a Contingent Secured Obligation and (ii) the relevant Collateral Agent still holds any amount held in trust pursuant to this clause (f) in respect of such Contingent Secured Obligation (after paying all amounts payable pursuant to the preceding sentence with respect to any portions thereof that became Non-Contingent Secured Obligations), such remaining amount will be applied by the relevant Collateral Agent in the order of priorities set forth in clause (a) above. Any interest, income or other amount received or any Investment Grade Securities or Cash Equivalents shall form part of the Collateral and shall not be the property of the relevant Secured Party and no Secured Party shall have any liability or responsibility for any diminution in value of or losses upon sale or liquidation of Cash Equivalents or Investment Grade Securities.

(g)       In making the payments and allocations required by this Section, a Collateral Agent may request and rely upon a certificate delivered to it by each of the Secured Parties to be dated at a date specified by the relevant Collateral Agent and stating:

(i)      whether all Secured Obligations owed or owing to that Secured Party have been paid or discharged in full;

(ii)     any amounts due to that Secured Party under the Secured Agreements;

(iii)    the currency or currencies in which such amounts are due;

(iv)   the nature of any amounts due and the date or dates on which such amounts are payable or repayable; and

(v)    such other matters as the Relevant Collateral Agent may, acting in good faith, deem necessary or desirable to enable it to make a distribution as at such date.

(h)       No Collateral Agent shall be required, until it receives such certificate, to apply any sums in accordance with clause (a) above if it has, as soon as reasonably practicable after receipt or recovery of any amount under any Security Document, requested but not received a certificate under clause (g) without which it is not able to apply such sums in accordance with its obligation under clause (a) above. Each Secured Party shall provide a certificate requested by the Collateral Agent under clause (g) as soon as reasonably practicable after receipt of such request.

Section 4.05. Currency Conversions for Calculations. For the purposes of Section 4.04 the value of any Secured Obligations outstanding under any Secured Agreement which are denominated in a currency other than the Base Currency shall be determined by notionally converting such currency into its Base Currency Equivalent.

Section 4.06. Determinations Conclusive. All distributions made by any Collateral Agent pursuant to this Section shall be final (except in the event of manifest error) and no Collateral Agent shall have any duty to inquire as to the application by any Secured Party of any amount distributed to it.

Section 4.07. Turnover of Receipts. Any Collateral, including without limitation any such Collateral constituting proceeds of other Collateral, that may be received by any Secured Party in violation of this Agreement shall be segregated and held in trust and promptly paid over to the Global Collateral

Agent, for the benefit of the Secured Parties, in the same form as received, with any necessary endorsements, and each Secured Party hereby authorizes the Global Collateral Agent to make any such endorsements as agent for such Secured Party (which authorization, being coupled with an interest, is irrevocable).

Section 4.08. Avoidance Issues. If any Secured Party is required in any Insolvency Proceeding or otherwise to disgorge, turn over or otherwise pay to the estate of any Lien Grantor, because such amount was avoided or ordered to be paid or disgorged for any reason, including without limitation because it was found to be a fraudulent or preferential transfer, any amount (a “Recovery”), whether received as proceeds of security, enforcement of any right of set-off or otherwise, then the relevant Secured Obligations shall be reinstated to the extent of such Recovery and deemed to be outstanding as if such payment had not occurred.

ARTICLE 5
RELEASE OF LIENS AND COLLATERAL

Section 5.01. Termination on Satisfaction of Release Conditions. All Liens granted by the Lien Grantors under the Security Documents shall terminate when the relevant Release Conditions are satisfied. Promptly upon such satisfaction, the Required Secured Parties will provide written confirmation thereof to the Global Collateral Agent, and the Global Collateral Agent shall forward a copy of such confirmation to the Company.

Section 5.02. Release of Lien Grantors. At any time before the Liens granted by the Lien Grantors terminate in accordance with Section 5.01, the Liens granted by a Lien Grantor under the Security Documents to which such Lien Grantor is a party will terminate when the relevant Release Conditions are satisfied, provided that the Global Collateral Agent shall, and is hereby authorized and instructed by the Secured Parties to, release the Liens created under the Thai Share Pledge on each Accession Date (as defined therein) in accordance with and subject to the conditions set forth in clause 2.2(b)(i) of the Thai Share Pledge and to enter into a replacement pledge pursuant to clause 2.2(b)(ii) of the Thai Share Pledge. Promptly upon such satisfaction, the Required Secured Parties will provide written confirmation thereof to the Global Collateral Agent, and the Global Collateral Agent shall forward a copy of such confirmation to the Company.

Section 5.03. Release of Assets from Liens. The assets or properties of a Lien Grantor subject to a Lien under the Security Documents to which such Lien Grantor is a party will be released from such Lien when the relevant Release Conditions are satisfied.

Section 5.04. Reinstatement of Liens and Collateral. Any Lien shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Secured Obligations is rescinded or must otherwise be restored or returned by a Collateral Agent or any other Secured Party upon the insolvency, bankruptcy, dissolution, liquidation, reorganization or similar proceeding under any applicable Law of a Lien Grantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar official for, a Lien Grantor or any part of its property or assets, or otherwise, all as though such payments had been due but not made at such time.

Section 5.05. Release Documentation. In connection with any termination of a Lien or release of Collateral in accordance with Section 5.01, Section 5.02 or Section 5.03, the relevant Collateral Agent will, at the expense of the relevant Lien Grantor, execute and deliver to such Lien Grantor such documents as such Lien Grantor shall reasonably request to evidence the termination of such Lien or the release of such Collateral, as the case may be. Any execution and delivery of documents pursuant to this Section 5.05 shall be without recourse to or warranty by the relevant Collateral Agent.

Section 5.06. No Release By Other Secured Parties. Release or discharge of any Lien or any asset or property of any Lien Grantor subject to any such Lien by a Secured Party shall not constitute a release or discharge by any other Secured Party except to the extent approved by the Required Secured Parties.

ARTICLE 6
COLLATERAL ACCOUNTS

Section 6.01. Establishment of Collateral Accounts. (a) The Global Collateral Agent shall establish and maintain the Collateral Accounts over which the Global Collateral Agent shall have sole dominion and control. The Taiwan Collateral Agent, any sub-agent of a Collateral Agent appointed pursuant to Section 8.0l(h) or Supplemental Collateral Agent may establish and maintain one or more sub-accounts under the Collateral Accounts of the Global Collateral Agent, and any such sub-accounts shall constitute part of the Collateral Accounts of the Global Collateral Agent for purposes hereof.

Section 6.02. Deposits to Collateral Accounts. (a) While a Notice of Enforcement received by it is in effect, all amounts which are received or recovered by the Global Collateral Agent in respect of any Restricted Collateral, whether in connection with the exercise of any right or remedy provided in this Agreement or any other Security Document or otherwise (including all amounts received on account of any sale of or other realization upon any Restricted Collateral pursuant to any Security Document or in any Insolvency Proceeding), shall be deposited in the Restricted Proceeds Collateral Account.

(b)       While a Notice of Enforcement received by it is in effect, all amounts which are received or recovered by a Collateral Agent in respect of any Unrestricted Collateral, whether in connection with the exercise of any right or remedy provided in this Agreement or any other Security Document or otherwise (including all amounts received on account of any sale of or other realization upon any Unrestricted Collateral pursuant to any Security Document or in any Insolvency Proceeding), shall be deposited in the Unrestricted Proceeds Collateral Account.

(c)       Following receipt of a Rescission Notice in accordance with the terms hereof, the Collateral Agents shall (subject to the payment of, or provision for, any Secured Obligations then due and payable in accordance with Section 4.04, and after deducting amounts reasonably estimated to be payable in respect of expenses incurred that constitute Secured Obligations) release any funds then remaining on deposit in any Collateral Account to the Lien Grantor or Lien Grantors entitled thereto.

Section 6.03. Rights in Collateral Accounts. (a) All amounts deposited in the Restricted Proceeds Collateral Account shall be held by the Global Collateral Agent solely for the benefit of the RCF Administrative Agent, the Bridge Administrative Agent (until the Bridge Take-out Date), the Secured Hedge Counterparties and each Additional Secured Party, subject to the terms hereof and, if applicable, the Security Documents.

(b)       All amounts deposited in the Unrestricted Proceeds Collateral Account shall be held by the Collateral Agents for the benefit of the Secured Parties subject to the terms hereof and, if applicable, the Security Documents.

(c)       No Lien Grantor shall have any rights with respect to any Collateral Account other than the right to receive excess proceeds pursuant to the final distribution priority set forth in Section 4.04(a).

Section 6.04. Investment of Balance of Collateral Accounts. The Collateral Agents will from time to time invest any cash held in any Collateral Account in Cash Equivalents or Investment Grade Securities in accordance with any directions received in writing from the Required Secured Parties; provided that no Collateral Agent shall be obligated to make any such investment in Cash Equivalents unless directed in writing by the Required Secured Parties. In the absence of any instruction to invest any cash held in a Collateral Account in Cash Equivalents or Investment Grade Securities, the Collateral Agent shall deposit any such cash in an interest bearing account or short term time deposit, in each case, with the Global Collateral Agent (or one of its Affiliates) and bearing a market rate of interest. No Collateral Agent shall be obligated to pay any interest to any Lien Grantor on any cash held in the Collateral Account, but any interest earned on any Cash Equivalents, Investment Grade Securities, interest bearing account or time deposit shall form part of the Collateral Account to be applied as provided herein. The Collateral Agents shall have the right to sell or liquidate any Cash Equivalents or Investment Grade Securities for the purpose of providing the cash necessary for any withdrawal in accordance with this Agreement. No Collateral Agent shall have any responsibility or liability for any diminution in value of or losses upon sale or liquidation of any Cash Equivalents or Investment Grade Securities.

Section 6.05. Conversion of Currencies. In the event that any amount is received or recovered by a Collateral Agent or any agent or nominee of a Collateral Agent in any currency other than the currency in which the Secured Obligations (or any part thereof) are denominated, the relevant Collateral Agent shall convert such amount (or any part thereof) into the relevant currency at the applicable Exchange Rate, unless otherwise directed in writing by a Secured Party with respect to its share thereof. No Collateral Agent nor any agent or nominee of any Collateral Agent shall be liable for any losses from such conversion of currencies.

ARTICLE 7
INFORMATION, NOTICES AND AMENDMENTS

Section 7.01. Delivery of Agreements. The Company shall deliver to each Collateral Agent, promptly upon the execution thereof, true and complete copies of (a) all amendments, amendments and restatements, extensions, novations, supplements or other modifications to any Secured Agreement, (b) each Note Secured Document, (c) each Secured Hedging Agreement and (d) each Additional Secured Document.

Section 7.02. Information. Within 120 days after the end of each year, and while a Notice of Enforcement is in effect, upon the reasonable request of any Collateral Agent, the Company shall promptly deliver to such Collateral Agent a list, setting forth as of a specified date not more than 10 Business Days prior to the date of delivery, of the aggregate outstanding Secured Obligations and Secured Agreements and the name and address of each Secured Party and the respective amounts of Secured Obligations attributable to each. Each Collateral Agent shall provide a copy of the most recent list delivered to it under this Section to any Secured Party upon written request.

Section 7.03. Waivers and Amendments. (a) This Agreement and the other Security Documents may only be amended, modified, supplemented, waived or released with the written approval of (i) in the case of this Agreement, the Collateral Agents, the Secured Parties and the Company, (ii) in the case of any other Security Document (other than the Taiwan Security Documents), the Global Collateral Agent, the Required Secured Parties and the Lien Grantor that is a party thereto or (iii) in the case of any Taiwan Security Document, the Taiwan Collateral Agent, the Required Secured Parties and the Lien Grantor that is a party thereto. Any amendment, modification, supplement, waiver or release with respect to a Security Document shall not affect any other Security Document.

(b)       Each Collateral Agent shall promptly notify each Secured Party in the event that such Collateral Agent receives any request by any party hereto or by any Lien Grantor for any consent, waiver, amendment or modification with respect hereto or any other Security Document.

(c)       Notwithstanding the foregoing provisions of this Section 7.03, the Collateral Agents and the Lien Grantors, at any time and from time to time, may enter into one or more agreements supplemental hereto or to any other Security Document, in a form satisfactory to the Collateral Agents, (i) to add to the covenants of the Lien Grantors hereunder or thereunder, for the benefit of the Secured Parties or to surrender any right or power herein or therein conferred upon the Lien Grantors or (ii) to cure any ambiguity, to correct or supplement any provision herein or in any other Security Document, or to make any other provision with respect to matters or questions arising hereunder which shall not be inconsistent with any provision hereof; provided, that any such action contemplated by this clause (c) shall not adversely affect the interests of any Secured Party (as certified by the Company to the Collateral Agents) and the Collateral Agents shall be conclusively entitled to rely on such certification in taking any such action.

(d)       In connection with the accession of any trustee representing the holders of any Note Secured Obligations, the Collateral Agents shall make such changes to the terms hereof relating to the rights and duties of such trustee and any other party as are required by such trustee without the consent of any other party, provided that such changes would not have a material adverse effect on the other parties.

ARTICLE 8
THE COLLATERAL AGENT

Section 8.01. General Provisions Concerning the Collateral Agents. (a) Each Collateral Agent is authorized to take such actions and to exercise such powers as are delegated to such Collateral Agent by the terms of this Agreement and the other Security Documents, together with such actions and powers as are reasonably incidental thereto.

(b)       Any bank serving as a Collateral Agent shall, in its capacity as a Secured Party, have the same rights and powers as any other Secured Party and may exercise the same as though it were not a Collateral Agent. Such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with any the Company or Affiliate thereof as if it were not a Collateral Agent hereunder.

(c)       No Collateral Agent shall have any duties or obligations under this Agreement and the other Security Documents to which it is a party except as expressly set forth herein and therein. Without limiting the generality of the foregoing, (i) no Collateral Agent shall be subject to any fiduciary or other implied duties, regardless of whether an Enforcement Event has occurred and is continuing, (ii) no Collateral Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Security Documents to which it is a party that a Collateral Agent is required in writing to exercise by the Required Secured Parties, and (iii) except as expressly set forth in the Security Documents, no Collateral Agent shall have any duty to disclose, and shall not be liable for any failure to disclose, any information relating to the Company or its Affiliates that is communicated to or obtained by any bank serving as a Collateral Agent or any of its Affiliates in any capacity.

(d)       No Collateral Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Required Secured Parties or in the absence of its own gross negligence or willful misconduct.

(e)       No Collateral Agent shall be responsible for the existence, genuineness or value of any Collateral or for the validity, perfection, priority or enforceability of any Lien created or purported to be created under any Security Document, whether impaired by operation of law or by reason of any action or omission to act on its part under the Security Documents.

(f)        No Collateral Agent shall be deemed to have knowledge of any Enforcement Event unless and until written notice thereof is given to such Collateral Agent by a Secured Party, and no Collateral Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Security Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Security Document or any Secured Agreement, (iv) the validity, enforceability, effectiveness or genuineness of any Security Document, any Secured Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in any Security Document or any Secured Agreement.

(g)       Each Collateral Agent shall be entitled to rely on, and shall not incur any liability for relying on, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. Each Collateral Agent also may rely on any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. A Collateral Agent may consult with legal counsel (who may be counsel for a Secured Party or any Lien Grantor), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountant or expert. Each Collateral Agent may rely conclusively on advice from a Secured Party as to whether at any time the maturity of the relevant Secured Obligations has been accelerated.

(h)       Each Collateral Agent may perform any of its duties and exercise any of its rights and powers through one or more sub-agents appointed by it. Each Collateral Agent and any such sub-agent may perform any of its duties and exercise any of its rights and powers through its Related Parties. All of the provisions of this Agreement applicable to the Collateral Agents (excluding, for this purpose, the rights arising in respect of the Parallel Debts under Section 11.01) shall apply to and be enforceable by any such sub-agent and Related Parties of a Collateral Agent and any such sub-agent. All references herein to a “Collateral Agent” (excluding, for this purpose, the rights arising in respect of the Parallel Debts under Section 11.01) shall include any such sub-agent and Related Parties of a Collateral Agent or any such sub-agent. The parties hereto acknowledge that as of the date hereof the Global Collateral Agent shall appoint The Hong Kong and Shanghai Banking Corporation Limited, Philippines Branch to act as its sub-agent under and in connection with the Philippine Security Documents and to hold the benefit of all Liens and other rights created thereunder for the benefit of the Secured Parties.

(i)        Promptly, and in any event within two Business Days after receipt, each Collateral Agent shall send to each Secured Party copies of any certificate or notice received or given by such Collateral Agent under or in connection with any Security Document.

(j)        A Collateral Agent may refuse to act on any notice, consent, direction or instruction from any Secured Parties that, in such Collateral Agent’s opinion, (i) is contrary to Law or the provisions of any Security Document to which it is a party, or (ii) may expose such Collateral Agent to liability (unless such Collateral Agent shall have been indemnified, to its reasonable satisfaction, for such liability by the Secured Parties that gave such notice, consent, direction or instruction).

Section 8.02. No Reliance by Secured Parties. Each Secured Party acknowledges that it will, independently and without reliance upon any Collateral Agent or any other Secured Party and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Security Document or related agreement or any document furnished hereunder or thereunder.

Section 8.03. Resignation and Removal; Successor Collateral Agent. (a) Subject to the appointment and acceptance of a successor Collateral Agent as provided in this Section, a Collateral Agent may resign at any time by notifying the Secured Parties and the Company. Upon any such resignation, the Secured Parties shall have the right, in consultation with the Company, to appoint a successor Collateral Agent. If no successor shall have been so appointed by the Secured Parties and shall have accepted such appointment within 30 days after the retiring Collateral Agent gives notice of its resignation, then the retiring Collateral Agent may, on behalf of the Secured Parties, appoint a successor Collateral Agent that complies with clause (b) below. In addition, the Required Secured Parties may remove a Collateral Agent by notice in writing in the event that such Collateral Agent becomes subject to, or affected by, an Insolvency Proceeding; provided that the Required Secured Parties shall have appointed a replacement Collateral Agent that complies with clause (b) below and such replacement shall have accepted such appointment.

(b)       Any replacement or successor Collateral Agent shall (i) in the case of the Global Collateral Agent, be a bank with an office in New York, New York or London, England, or an Affiliate of any such bank or (ii) in the case of the Taiwan Collateral Agent, be a bank which holds a commercial banking license in Taiwan and satisfies the other criteria to qualify to hold registered security interests over collateral located in the Republic of China as a joint and several creditor under Article 2.83 of the Civil Code of the Republic of China. Upon acceptance of its appointment as Collateral Agent hereunder by a replacement or successor, such replacement or successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent hereunder, and the retiring Collateral Agent shall be discharged from its duties and obligations hereunder.

(c)       The fees payable by the Company to a replacement or successor Collateral Agent shall be the same as those payable to its predecessor unless otherwise agreed by the Company and such replacement or successor. After a Collateral Agent’s resignation or removal hereunder, the provisions of this Section and Section 4.02 shall continue in effect for the benefit of the Collateral Agent so retired or removed, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the Collateral Agent so retired or removed was acting as Collateral Agent.

Section 8.04. Fees and Expenses; Indemnification. (a) The Company will pay or reimburse to each Collateral Agent:

(i)      the amount of any taxes that a Collateral Agent may have been required to pay under or in connection with the creation of the Liens on the Collateral under the Security Documents on or following the date of this Agreement (including, without limitation, any filing, recordation or other registration fees) or to free any Collateral from any other Lien thereon;

(ii)     the amount of any and all reasonable and documented out-of-pocket expenses, including transfer taxes and reasonable fees and expenses of counsel and other advisers, that a Collateral Agent may incur after the date of this Agreement in connection with (x) the enforcement of the Security Documents, including such expenses as are incurred to preserve the value of the Collateral or the validity, perfection, rank or value of any Lien created thereunder, (y) the collection, sale or other disposition of any Collateral or (z) the exercise by such Collateral Agent of any of its rights or powers under any of the Security Documents (including with respect to the addition of new Collateral and the release of any Lien Grantor, any Lien under any Security Documents or any assets or properties subject to a Lien under any Security Documents);

(iii)    the amount of any fees that the Company shall have agreed in writing to pay to each Collateral Agent and that shall have become due and payable in accordance with such written agreement; and

(iv)   the amount required to indemnify each Collateral Agent for, or hold it harmless and defend it against, any loss, liability or expense (including the reasonable fees and expenses of its counsel and any advisers or sub-agents appointed by it hereunder) incurred or suffered by each Collateral Agent in connection with the enforcement and performance of the Security Documents, including, without limitation, any of the foregoing relating to any violation of, noncompliance with or liability under, any Environmental Law or to any actual or alleged presence, release or threatened release of Hazardous Materials involving or attributable to the operations of the Company or any of its Subsidiaries (all the foregoing in this clause (iv), collectively, the “indemnified liabilities”), provided that the Company shall have no obligation hereunder with respect to indemnified liabilities to the extent attributable to (A) the gross negligence or willful misconduct of the party to be indemnified or any of its Related Parties or (B) disputes among the Collateral Agents or any Collateral Agent and any of the Secured Parties.

(b)       If any transfer tax, documentary stamp tax or other tax is payable in connection with any transfer or other transaction provided for in the Security Documents, the Company will pay such tax and provide any required tax stamps to the relevant Collateral Agent or as otherwise required by Law.

(c)       All amounts payable under this Section 8.04 shall be paid within ten Business Days of receipt by the Company of an invoice relating thereto setting forth such expense in reasonable detail.

Section 8.05. Appointment of Supplemental Collateral Agents. (a) It is the purpose of this Agreement and the other Security Documents that there shall be no violation of any Law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction. Without limiting Section 8.02(h), it is recognized that in case of litigation under, or enforcement of, this Agreement or any of the other Security Documents, or in case a Collateral Agent deems that by reason of any present or future Law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the Security Documents or take any other action which may be desirable or necessary in connection therewith, each Collateral Agent is hereby authorized to appoint an additional individual or institution selected by such Collateral Agent in its sole discretion as a separate trustee, co-trustee, administrative agent, collateral agent, administrative sub-agent or administrative co-agent (any such additional individual or institution being referred to herein individually as a “Supplemental Collateral Agent” and collectively as “Supplemental Collateral Agents”).

(b)       In the event that a Collateral Agent appoints a Supplemental Collateral Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Security Documents (other than the rights arising in respect of the Parallel Debts under Section 11.01) to be exercised by or vested in or conveyed to such Collateral Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Collateral Agent to the extent, and only to the extent, necessary to enable such Supplemental Collateral Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Security Documents and necessary to the exercise or performance thereof by such Supplemental Collateral Agent (other than covenants and obligations relating to the Parallel Debt) shall run to and be enforceable by either such Collateral Agent or such Supplemental Collateral Agent, and (ii) the provisions of this Agreement (and, in particular, this Article 8) that refer to a Collateral Agent shall inure to the benefit of such Supplemental Collateral Agent and all references therein to a Collateral Agent shall be deemed to be references to a Collateral Agent and/or such Supplemental Collateral Agent, as the context may require.

(c)       Should any instrument in writing from the Company or any other Lien Grantor be required by any Supplemental Collateral Agent so appointed by a Collateral Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, the Company, shall, or shall cause the relevant Lien Grantor to, execute, acknowledge and deliver any and all such instruments promptly upon request by a Collateral Agent. In case any Supplemental Collateral Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Collateral Agent, to the extent permitted by Law, shall vest in and be exercised by a Collateral Agent until the appointment of a new Supplemental Collateral Agent.

Section 8.06. Specific Provisions Relating To Parallel Debt. (a) Notwithstanding any provision to the contrary in any Secured Agreement, in relation to the Parallel Debts and with respect to any security governed by Dutch law the rights, powers and authorities vested in the Global Collateral Agent pursuant to the Secured Agreements are subject to any restrictions imposed by mandatory Dutch law.

(b)       If the Global Collateral Agent resigns or is replaced in accordance with Section 8.03, each Lien Grantor shall execute such documents and take all such other action as is necessary or (in the opinion of the Global Collateral Agent) desirable in connection with the substitution, in accordance with applicable law, of the successor Global Collateral Agent as creditor of the Parallel Debts and as secured party in respect of any security securing the Parallel Debts.

ARTICLE 9
AGREED SECURITY PRINCIPLES AND CONFLICTS

Section 9.01. Agreed Security Principles. The parties acknowledge and agree that the obligations of the Lien Grantors with respect to the provision of Liens in favor of a Collateral Agent and the nature of any assets or property that shall be subject to any such Lien are subject to the Agreed Security Principles.

Section 9.02. Conflicts. To the extent permitted by applicable Law, in the event of any inconsistency between the provisions of this Agreement and the provisions of any Security Document, the provisions of this Agreement shall prevail to the extent of such inconsistency.

ARTICLE 10
ADDITIONAL PARTIES AND OBLIGATIONS

Section 10.01. Note Secured Obligations. The Company may from time to time designate obligations of any Lien Grantor under any Note Secured Document entered into for the purpose of refinancing or repaying the Bridge Secured Obligations (or any portion thereof) as Note Secured Obligations for purposes hereof and the other Security Documents by delivering to the Collateral Agents (a) a certificate signed by a Financial Officer in substantially the form set forth in Schedule 3 that (i) certifies that the Note Secured Documents have been entered into for the purpose of repaying Bridge Secured Obligations, (ii) identifies such Note Secured Documents, specifies the name and address of the Note Secured Party, describes the Note Secured Obligations and the termination date thereof, and (iii) states that the Lien Grantors’ obligations thereunder are designated as Secured Obligations for purposes hereof and (b) a Note Supplement hereto with respect to such Note Secured Party.

Section 10.02. Additional Secured Obligations. The Company may from time to time designate obligations of any Lien Grantor under any Additional Secured Document entered into from time to time by the Company or any of the Guarantors as Additional Secured Obligations for purposes hereof and the other Security Documents by delivering to the Collateral Agents (a) a certificate signed by a Financial Officer in substantially the form set forth in Schedule 8 that (i) certifies that the Additional Secured Documents have been entered into in compliance with the requirements of the Secured Agreements and that such Indebtedness and such Liens are permitted thereunder, (ii) specifies the priority which such Additional Secured Obligations shall have under Section 4.04 and certifies that such priority is permitted under the Secured Agreements, (iii) identifies such Additional Secured Documents, specifies the name and address of each Additional Secured Party, describes the Additional Secured Obligations and the maturity, expiration or termination date thereof, and (iv) states that the Lien Grantors obligations thereunder are designated as Secured Obligations for purposes hereof and (b) an Additional Secured Obligations Supplement hereto with respect to such Additional Secured Party.

Section 10.03. Secured Hedging Agreements. The Company may from time to time designate obligations of any Lien Grantor under any Hedging Agreement (as defined in the Revolving Credit Agreement) as Hedging Secured Obligations by delivering to the Collateral Agents (a) a certificate signed by a Financial Officer in substantially the form set forth in Schedule 11 that (i) certifies that the relevant Secured Hedging Agreements have been entered into in compliance with the requirements of the Secured Agreements, (ii) identifies such Secured Hedging Agreements, specifies the name and address of the Secured Hedge Counterparty and describes the maturity, expiration or termination date of the relevant Secured Hedging Obligations, and (iii) states that the Lien Grantors obligations thereunder are designated as Secured Obligations for purposes hereof and (b) a Secured Hedging Supplement hereto with respect to such Secured Hedge Counterparty.

Section 10.04. Additional Lien Grantors. The Company shall ensure that each Subsidiary of the Company that becomes a Guarantor pursuant to the terms of any Secured Agreement shall become a party hereto by signing and delivering to the Collateral Agents a Lien Grantor Supplement, whereupon such Subsidiary shall become a party hereto as a “Guarantor” and a “Lien Grantor”, with the same force and effect as if originally named as a Guarantor and Lien Grantor herein.

Section 10.05. Rights and Obligations Unaffected. (a) The execution and delivery of any Supplement shall not require the consent of any Lien Grantor hereunder (other than the Company) and, in the case of a Lien Grantor Supplement, the Lien Grantor to which such Lien Grantor Supplement relates.

(b)       The rights and obligations of each Lien Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Lien

Grantor, Note Secured Party, Additional Secured Party or Secured Hedge Counterparty as a party to this Agreement.

ARTICLE 11
PARALLEL DEBT AND JOINT AND SEVERAL CLAIMS

Section 11.01. Parallel Deb. (a) Each Lien Grantor undertakes with the Global Collateral Agent to pay to the Global Collateral Agent its Parallel Debts. The parties acknowledge that the Global Collateral Agent is the creditor of the Parallel Debts and shall act in its own name and not as agent of any Secured Party (but always for the benefit of the Secured Parties in accordance with the provisions of the Secured Agreements).

(b)       Paragraph (a) above is (i) for the purpose of ensuring the validity and effect of any security right governed by Dutch or German laws, or the laws of any other relevant jurisdiction and granted or to be granted by any Lien Grantor pursuant to the Secured Agreements; and (ii) without prejudice to the other provisions of the Secured Agreements.

(c)       Each Parallel Debt is a separate and independent obligation and shall not constitute the Global Collateral Agent and any Secured Party as joint and several creditors (in Dutch: hoofdelijk schuldeisers) of any Underlying Debt.

Section 11.02. Fall Back. In respect of the Dutch Lien Grantors only:

(a)       if (notwithstanding Section 11.01(c)) any Parallel Debt constitutes the Global Collateral Agent as a joint and several creditor with any Secured Party, the Global Collateral Agent may determine (at its discretion) that that Parallel Debt and one or more other Parallel Debts shall be combined into one single Parallel Debt (a “Combined Dutch Parallel Debt”), whereupon those Parallel Debts shall be combined into a Combined Dutch Parallel Debt:

(i)      the amount of which shall be equal to the aggregate of the amounts of the Underlying Debts combined into it;

(ii)     which shall, if the Underlying Debts are expressed in different currencies, be expressed in such of those currencies or Euro as the Global Collateral Agent may determine (and, for this purpose, each Underlying Debt shall be converted into the currency of the Combined Dutch Parallel Debt at the applicable Exchange Rate);

(iii)    which shall, if the Underlying Debts combined into it fall due at different times, fall due in parts corresponding to those Underlying Debts (but otherwise in accordance with Section 11.03); and

(iv)   to which this Agreement shall otherwise apply as if the Combined Dutch Parallel Debt were a Parallel Debt.

(b)       if any Underlying Debt is avoided or reduced other than (i) as a result of payment to, or recovery or discharge by, the Secured Party to which the Underlying Debt is owed; or (ii) otherwise with the consent of that Secured Party, then, in either case, the amount of the Parallel Debt corresponding to that Underlying Debt shall be equal to the amount which the Underlying Debt would have had if the avoidance or reduction had not occurred.

Section 11.03. Payment. (a) No Lien Grantor may pay any Parallel Debt other than at the instruction of, and in the manner determined by, the Global Collateral Agent.

(b)       Without prejudice to clause (a) above, no Lien Grantor shall be obliged to pay any Parallel Debt before the corresponding Underlying Debt has fallen due.

Section 11.04. Application. Any payment made, or amount recovered, in respect of a Lien Grantor’s Parallel Debts shall reduce the Underlying Debts owed to any Secured Party by the amount which that Secured Party is entitled to receive out of that payment or recovery under the Secured Agreements and shall be applied in accordance with Article 4.

Section 11.05. Joint and Several Claims. The parties hereto hereby agree that (a) as regards any Collateral located in or related to the Republic of China, the Taiwan Collateral Agent and each Secured Party shall be deemed a creditor jointly and severally with each other with respect to the rights and claims against the Lien Grantors hereunder and under any of the Secured Agreement pursuant to Article 283 of the Republic of China Civil Code and shall be entitled to exercise and pursue all such rights and claims against the Lien Grantors and (b) the Liens created under the Taiwan Security Documents shall be created in favor of the Taiwan Collateral Agent in its capacity as a joint and several creditor and for the joint and several benefit of the Secured Parties; provided that nothing in this Section 11.02 shall release the Taiwan Collateral Agent or any Secured Party from its obligations as to actions requiring the authorization of the Required Secured Parties or under Section 4.

ARTICLE 12
MISCELLANEOUS

Section 12.01. Continuing Nature of Provisions. This Agreement shall continue to be effective, and shall not be revocable by any party hereto, until this Agreement is terminated in accordance with Section 12.08. This is a continuing agreement and the Secured Parties may continue, at any time and without notice to the other parties hereto, to extend credit and other financial accommodations, lend monies and provide indebtedness to, or for the benefit of, the Company or any other Lien Grantor on the faith hereof.

Section 12.02.  Notices.  Each notice, request or other communication given to any party hereunder shall be in writing (which term includes facsimile or other electronic transmission) and shall be effective (a) when delivered to such party at its address specified below, (b) when sent to such party by facsimile or other electronic transmission, addressed to it at its facsimile number or electronic address specified below, and such party sends back an electronic confirmation of receipt or (c) ten days after being sent to such party by certified or registered United States mail, addressed to it at its address specified below, with first class or airmail postage prepaid:

(i)        in the case of each Lien Grantor:

NXP B.V.
High Tech Campus 60
5656 AG Eindhoven
The Netherlands
Telephone: (31) 40 272-2041
Telecopy: (31) 40 272-4005
Email: guido.dierick@nxp.com
Attention: Guido Dierick

With a copy to:

KASLION Acquisition B.V.
High Tech Campus 60
5656 AG Eindhoven
The Netherlands
Telephone: (31) 20 5407575
Telecopy: (31) 20 5407500
Email: erik.thyssen@alpinvest.com
Attn: Erik Thyssen

(ii)       in the case of the Global Collateral Agent:

20 Cabot Square
Canary Wharf
London E14 4QW
England
Facsimile No: +44 20 7056 3377
Telephone No: +44 20 7672 4012
E-mail: David.Hobbs@Morganstanley.com
Attention: David Hobbs

(iii)      in the case of the Taiwan Collateral Agent:

Bracken House
One Friday Street
London EC4M 9JA
England
Facsimile: +44 20 7012 4304
Attention: +44 20 7012 4131
E-mail: neil.rickard@mhcb.co.uk

(iv)      in the case of the RCF Administrative Agent:

20 Cabot Square
Canary Wharf
London E14 4QW
England
Facsimile No: +44 20 7056 3377
Telephone No: +44 20 7672 4012
E-mail: David.Hobbs@Morganstanley.com
Attention: David Hobbs

(v)       in the case of the Bridge Administrative Agent:

20 Cabot Square
Canary Wharf
London E14 4QW
England
Facsimile No: +44 20 7056 3377
Telephone No: +44 20 7672 4012
E-mail: David.Hobbs@Morganstanley.com
Attention: David Hobbs

(vi)      in the case of any Note Secured Party, its address, facsimile number and email address set forth in its Note Supplement;

(vii)     in the case of any Additional Secured Party, its address, facsimile number and email address set forth in its Additional Secured Obligations Supplement; and

(viii)    in the case of any Secured Hedge Counterparty, its address, facsimile number and email address set forth in its Secured Hedging Supplement.

Any party may change its address, facsimile number and/or e-mail address for purposes of this Section by giving notice of such change to the Collateral Agents and the Company in the manner specified above.

Section 12.03. No Implied Waivers; Remedies Not Exclusive. No failure by a Collateral Agent or any Secured Party to exercise, and no delay in exercising and no course of dealing with respect to, any right or remedy under any Security Document shall operate as a waiver thereof; nor shall any single or partial exercise by a Collateral Agent or any Secured Party of any right or remedy under any Security Document preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies specified in the Security Documents are cumulative and are not exclusive of any other rights or remedies provided by law.

Section 12.04. Successors and Assigns. This Agreement is for the benefit of the Collateral Agents and the Secured Parties. If all or any part of any Secured Party’s interest in any Secured Obligation is assigned or otherwise transferred, the transferor’s rights hereunder, to the extent applicable to the obligation so transferred, shall be automatically transferred with such obligation. This Agreement shall be binding on the parties hereto and their respective successors and assigns.

Section 12.05. Choice of Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, except as otherwise required by mandatory provisions of law and except to the extent that remedies provided by the laws of any jurisdiction other than the State of New York are governed by the laws of such jurisdiction.

Section 12.06. Waiver of Jury Trial. EACH PARTY HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO ANY SECURITY DOCUMENT OR ANY TRANSACTION CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 12.07. Severability. If any provision of any Security Document is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by applicable Law, (a) the other provisions of the Security Documents shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Collateral Agents and the Secured Parties in order to carry out the intentions of the parties thereto as nearly as may be possible and (b) the invalidity or unenforceability of such provision in such jurisdiction shall not affect the validity or enforceability thereof in any other jurisdiction.

Section 12.08. Termination. This Agreement shall automatically terminate (provided that the provisions of Article 8 shall not be affected by any such termination) when (a) all Liens and security interests granted under the Security Documents have terminated, (b) all the Secured Obligations have been indefeasibly paid in full in cash and no Secured Party has any further commitment to extend credit under any Secured Agreement, and (c) each Secured Party has notified the Collateral Agents in writing that the events described in clauses (a) and (b) have occurred (and each Secured Party agrees to provide such notification promptly after such occurrence); provided, however, that (i) this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Secured Obligation is rescinded or must otherwise be restored by any Collateral Agent, any Secured Party, the Company or any other Lien Grantor in any Insolvency Proceeding of the Company, any other Lien Grantor or otherwise and (ii) Section 8.04 shall survive termination of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

GLOBAL COLLATERAL AGENT

MORGAN STANLEY SENIOR FUNDING, INC., as Global Collateral Agent

By:	/s/ Mathias Blumschein
Name: Mathias Blumschein
Title: Authorised Attorney

SIGNATURE PAGE TO COLLATERAL AGENCY AGREEMENT

TAIWAN COLLATERAL AGENT

MIZUHO CORPORATE BANK, LTD., as Taiwan Collateral Agent

By:	/s/ M. Kobayashi
Name: M. Kobayashi
Title: Joint General Manager

SIGNATURE PAGE TO COLLATERAL AGENCY AGREEMENT

SECURED PARTIES

MORGAN STANLEY SENIOR FUNDING, INC., as RCF Administrative Agent

By:	/s/ Mathias Blumschein
Name: Mathias Blumschein
Title: Authorised Attorney

SIGNATURE PAGE TO COLLATERAL AGENCY AGREEMENT

MORGAN STANLEY SENIOR FUNDING, INC., as Bridge Administrative Agent

By:	/s/ Mathias Blumschein
Name: Mathias Blumschein
Title: Authorised Attorney

SIGNATURE PAGE TO COLLATERAL AGENCY AGREEMENT

KASLION ACQUISITION B.V.

By:	/s/ Illegible
Name: [Illegible]
Title: [Illegible]

SIGNATURE PAGE TO COLLATERAL AGENCY AGREEMENT

NXP B.V.

By:	/s/ J.M.L.M. Ingenhousz
Name: J.M.L.M. Ingenhousz
Title:

SIGNATURE PAGE TO COLLATERAL AGENCY AGREEMENT

PHILIPS ELECTRONIC BUILDING ELEMENTS INDUSTRIES (TAIWAN) LTD.

By:	/s/ J. J. Wang
Name: J. J. Wang
Title: Director

SIGNATURE PAGE TO COLLATERAL AGENCY AGREEMENT

PHILIPS SEMICONDUCTORS PHILIPPINES INC.

By:	/s/ Virginia Melba A. Cuyahon
VIRGINIA MELBA A. CUYAHON
General Manager - Calamba Plant

/s/ Steven Brader
STEVEN BRADER
General Manager - Cabuyao Plant

SIGNATURE PAGE TO COLLATERAL AGENCY AGREEMENT

NXP FUNDING LLC

By:	/s/ Illegible
Name: [Illegible]
Title: Secretary

SIGNATURE PAGE TO COLLATERAL AGENCY AGREEMENT

PHILIPS SEMICONDUCTORS FRANCE SAS

By:	/s/ Alain Millet
Name: Alain Millet
Title: [Illegible]

SIGNATURE PAGE TO COLLATERAL AGENCY AGREEMENT

PHILIPS SEMICONDUCTORS B.V.

By:	/s/ J. A. W. Schreurs
Name: J. A. W. Schreurs
Title: attorney

SIGNATURE PAGE TO COLLATERAL AGENCY AGREEMENT

PHILIPS SEMICONDUCTORS USA, INC.

By:	/s/ Illegible
Name:
Title:

SIGNATURE PAGE TO COLLATERAL AGENCY AGREEMENT

PHILIPS SEMICONDUCTORS GERMANY GMBH

By:	/s/ Illegible
Name: Kuckhermann
Title: CEO

By:
Name:
Title:

SIGNATURE PAGE TO COLLATERAL AGENCY AGREEMENT

PHILIPS SEMICONDUCTORS GERMANY GMBH

By:
Name:
Title:

By:	/s/ Illegible
Name: Dr. Michael Hommel
Title: Geschäftsführer

SIGNATURE PAGE TO COLLATERAL AGENCY AGREEMENT

PHILIPS SEMICONDUCTORS SINGAPORE PTE. LTD.

By:	/s/ Illegible
Name:
Title:

SIGNATURE PAGE TO COLLATERAL AGENCY AGREEMENT

PHILIPS SEMICONDUCTORS HONG KONG LIMITED

By:	/s/ Illegible
Name:
Title:

SIGNATURE PAGE TO COLLATERAL AGENCY AGREEMENT

Schedule 1

FORM OF ENFORCEMENT NOTICE

Morgan Stanley Senior Funding, Inc.	Mizuho Corporate Bank, Ltd.
20 Cabot Square	[Address]
Canary Wharf
London E14 4QW
England
Attention: [ ]

Ladies and Gentlemen:

Reference is made to the Collateral Agency Agreement (the “Collateral Agency Agreement”) dated as of September 29, 2006, among KASLION ACQUISITION B.V. (“Holdings”), NXP B.V. (the “Company”), the Subsidiaries of the Company from time to time party thereto, the Secured Parties from time to time party thereto, and MORGAN STANLEY SENIOR FUNDING, INC. in its capacity as Global Collateral Agent and MIZUHO CORPORATE BANK, LTD. in its capacity as Taiwan Collateral Agent.

This is an Enforcement Notice for the purposes of the Collateral Agency Agreement.

Pursuant to Section 3.03 of the Collateral Agency Agreement, we hereby instruct you to take enforcement action under the Security Documents and [describe relevant Secured Obligations] have become due and payable prior to the stated maturity thereof pursuant to the terms of the relevant Secured Agreement and remain unpaid as of the date hereof.

Very truly yours,

[Secured Party]

By:

Name:

Title:

Schedule 2

FORM OF RESCISSION NOTICE

Morgan Stanley Senior Funding, Inc.	Mizuho Corporate Bank, Ltd.
20 Cabot Square	[Address]
Canary Wharf
London E14 4QW
England
Attention: [ ]

Ladies and Gentlemen:

Reference is made to the Collateral Agency Agreement (the “Collateral Agency Agreement”) dated as of September 29, 2006, among KASLION ACQUISITION B.V. (“Holdings”), NXP B.V. (the “Company”), the Subsidiaries of the Company from time to time party thereto, the Secured Parties from time to time party thereto, and MORGAN STANLEY SENIOR FUNDING, INC. in its capacity as Global Collateral Agent and MIZUHO CORPORATE BANK, LTD. in its capacity as Taiwan Collateral Agent

This is a Rescission Notice for the purposes of the Collateral Agency Agreement.

Pursuant to Section 3.04 of the Collateral Agency Agreement, the instruction given on [date] pursuant to [Section 3.01] [Section 3.02] [Section 3.03] of the Collateral Agency Agreement and attached hereto as Exhibit A is hereby revoked.

Very truly yours,

[Secured Party](1)

By:
Name:
Title:

(1) Must be the same Secured Party that provided the instruction being revoked.

EXHIBIT A

See Attached

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Schedule 3

FORM OF NOTE SECURED OBLIGATIONS CERTIFICATION

Morgan Stanley Senior Funding, Inc.	Mizuho Corporate Bank, Ltd.
20 Cabot Square	[Address]
Canary Wharf
London E14 4QW
England
Attention: [ ]

Ladies and Gentlemen:

Reference is made to the Collateral Agency Agreement (the “Collateral Agency Agreement”) dated as of September 29, 2006, among KASLION ACQUISITION B.V. (“Holdings”), NXP B.V. (the “Company”), the Subsidiaries of the Company from time to time party thereto, the Secured Parties from time to time party thereto, and MORGAN STANLEY SENIOR FUNDING, INC. in its capacity as Global Collateral Agent and MIZUHO CORPORATE BANK, LTD. in its capacity as Taiwan Collateral Agent. Capitalized terms used and not otherwise defined herein are used as defined in the Collateral Agency Agreement.

This is a Note Certification for the purposes of the Collateral Agency Agreement.

I,                                 , hereby certify that I am the duly elected, qualified and acting [Financial Officer] of the Company and am authorized to execute this Note Certification on behalf of the Company.

Solely in my capacity as [Financial Officer] of the Company, I hereby certify that:

1.                         The following documents have been entered into for the purpose of repaying the Bridge Secured Obligations and shall be Note Secured Documents for the purposes of the Collateral Agency Agreement:

(a)                     [                             ]

(b)                    [                             ]

(c)                     [                             ]

2.                         The Note Secured Party is [                             ] as trustee for and in behalf of [                            ].

3.                         The maturity date of the Note Secured Obligation is [                       ].

4.                         The Lien Grantors obligations under the Note Secured Documents specified above are designated as Secured Obligations for purposes of the Collateral Agency Agreement.

Very truly yours,

NXP B.V.

By:
Name:
Title:

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Schedule 4

FORM OF NOTE SUPPLEMENT

NOTE SUPPLEMENT dated as of                ,         , between [NAME OF NOTE SECURED PARTY] (the “Note Secured Party”), MORGAN STANLEY SENIOR FUNDING, INC., as Global Collateral Agent (the “Global Collateral Agent”), MIZUHO CORPORATE BANK, LTD., as Taiwan Collateral Agent (the “Taiwan Collateral Agent”) and NXP B.V. (the “Company”).

WHEREAS, KASLION Acquisition B.V., the Company, the Subsidiaries of the Company from time to time party thereto, the Secured Parties from time to time party thereto the Global Collateral Agent and the Taiwan Collateral Agent are parties to a Collateral Agency Agreement dated as of September 29, 2006 (as amended and/or supplemented, the “Collateral Agency Agreement”);

WHEREAS, Section 10.01 of the Collateral Agency Agreement provides that Persons may become party to the Collateral Agency Agreement as Note Secured Parties by execution and delivery of a supplement in the form of this Note Supplement; and

WHEREAS, terms defined in the Collateral Agency Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein;

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                          Party to Collateral Agency Agreement. In accordance with Section 10.01 of the Collateral Agency Agreement, on and from the date of this Note Supplement (the “Effective Date”), the Note Secured Party will become a party to the Collateral Agency Agreement and will have all the rights, obligations and liabilities of a Note Secured Party thereunder and be bound by all the provisions thereof as fully as if the Note Secured Party were one of the original parties thereto.

2.                          Notices. The contact information of the Note Secured Party for purposes of notices under the Collateral Agency Agreement is as follows:

[Address]
Attention:
Facsimile:
E-mail:

3.                          Governing Law. This Note Supplement shall be construed in accordance with and governed by the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Note Supplement to be duly executed by their respective authorized officers as of the day and year first above written.

[NAME OF NOTE SECURED PARTY]

By:
Name:
Title:

MORGAN STANLEY SENIOR FUNDING, INC., as Global Collateral Agent

By:
Name:
Title:

MIZUHO CORPORATE BANK, LTD., as Taiwan Collateral Agent

By:
Name:
Title:

NXP B.V.

By:
Name:
Title:

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Schedule 5

AGREED SECURITY PRINCIPLES

1.                         Agreed Security Principles

1.1                   The guarantees and security interests to be provided by the Lien Grantors will be given in accordance with certain agreed security principles (the “Agreed Security Principles”). This Schedule 6 identifies the Agreed Security Principles and addresses the manner in which the Agreed Security Principles will impact on or be determinant of the guarantees and security interests to be taken in relation to this Secured Agreements.

1.2                   The Agreed Security Principles embody a recognition by all parties that there may be certain legal, commercial and practical difficulties in obtaining effective security from the Company and each of its Restricted Subsidiaries in every jurisdiction in which the Company and its Restricted Subsidiaries are located. In particular:

(a)                    general statutory limitations, financial assistance, corporate benefit, fraudulent preference, “thin capitalization” rules, retention of title claims and similar matters may limit the ability of the Company or any of its Restricted Subsidiaries to provide a guarantee or security interest or may require that it be limited as to amount or otherwise, and if so the same shall be limited accordingly, provided that the Company or the relevant Restricted Subsidiary shall use reasonable endeavors to overcome such obstacle. The Company will use reasonable endeavors to assist in demonstrating that adequate corporate benefit accrues to each of the Restricted Subsidiary;

(b)                   the Company and its Restricted Subsidiaries will not be required to give Guarantees or enter into Security Documents if (or to the extent) it is not within the legal capacity of the Company or its relevant Restricted Subsidiary or if the same would conflict with the fiduciary duties of their directors or contravene any legal prohibition or regulatory condition or result in, or could reasonably be expected to result in, a material risk of personal or criminal liability for any officer or director of the Company or any of the Restricted Subsidiaries, provided that the Company and each of its Restricted Subsidiaries shall use reasonable endeavors to overcome any such obstacle;

(c)                    a key factor in determining whether or not security shall be taken is the applicable cost (including adverse effects on interest deductibility, registration taxes and notarial costs) which shall not be disproportionate to the benefit to the Secured Parties of obtaining such security;

(d)                   where there is material incremental cost involved in creating security over all assets owned by any of the Lien Grantors in a particular category (e.g. real estate), regard shall be had to the principle stated at paragraph 1.2(c) of this Schedule 1.1(a) which shall apply to the immaterial assets and, subject to the Agreed Security Principles, only the material assets in that category (e.g. real estate of material economic value) shall be subject to security;

(e)                    it is expressly acknowledged that it may be either impossible or impractical to create security over certain categories of assets in which event security will not be taken over such assets;

(f)                      any assets subject to contracts, leases, licenses or other arrangements with a third party that exist concurrently (but which are not created in contemplation of the Transactions) or are not prohibited by this Agreement and which (subject to override by the UCC and other relevant provisions of applicable law), effectively prevent those assets from being charged will be excluded from any relevant Security Document; provided that reasonable endeavors to obtain consent to creating Security Interests in any such assets shall be used by the Company and each of its Restricted Subsidiaries to avoid or overcome such restrictions if a Secured Party reasonably determines that the relevant asset is material (which endeavors shall not include the payment of any consent fees), but unless effectively prohibited by contracts, leases, licenses or other arrangements with a third party that exist concurrently (but which are not created in contemplation of the Transactions) or are not prohibited by the Secured Agreements, this shall not prevent security being given over any receipt or recovery under such contract, lease or license;

(g)                   the giving of a guarantee, the granting of security or the perfection of the security granted will not be required if it would have a material adverse effect (as reasonably determined in good faith by management of the relevant obligor) on the ability of the relevant obligor to conduct its operations and business in the ordinary course as otherwise permitted by the Secured Agreements;

(h)                   in the case of accounts receivable, a material adverse effect on Holdings’ or a Lien Grantor’s relationship with or sales to the customer generating such receivables or material legal or commercial difficulties (as reasonably determined by management of the relevant obligor in good faith) provided that none of Holdings nor any Lien Grantor may utilize this exception unless, after giving effect thereto no

2

less than a majority of the book value of the accounts receivable of the Company and its Subsidiaries on a consolidated basis (as measured at the end of each fiscal quarter) is subject to perfected liens, and provided further that any accounts receivable of the Lien Grantors excluded from collateral by virtue of this clause (except where prohibited by law and subject to the remainder of these Agreed Security Principles) shall be subject to perfected liens promptly if and when the corporate credit of the Company is downgraded to “B” or lower from S&P and “B2” or lower from Moody’s;

(i)                       security will be limited so that the aggregate of notarial costs and all registration and like taxes relating to the provision of security shall not exceed an amount to be agreed. Any additional costs may be paid by the Secured Parties at their option; and

(k)                    all security shall be given in favor of a single security trustee or collateral agent and not the secured parties individually. “Parallel debt” provisions and other similar structural options will be used where necessary and such provisions will be contained in the intercreditor agreement and not the individual security documents unless required under local law. No action will be required to be taken in relation to the guarantees or security when any lender assigns or transfers any of its participation in any Secured Agreement to a new lender.

2.                         Terms of Security Documents

The following principles will be reflected in the terms of any Security Document to be executed and delivered as part of the Transaction:

(a)                    subject to permitted liens and these Agreed Security Principles the security will be first ranking and the perfection of security (when required) and other legal formalities will be completed as soon as practicable and, in any event, within the time periods specified in the Secured Agreements or, if earlier or to the extent no such time period is specified in the Secured Agreements, within the time periods specified by applicable law in order to ensure due perfection;

(b)                   the security will not be enforceable until an Enforcement Event has occurred;

(c)                    prior to the maturity date of loans and credit extended under the Secured Agreements, notification of any security interest over bank accounts will be given (subject to legal advice) to the banks with whom the accounts are maintained only if an Enforcement Event has occurred;

3

(d)                   notification of receivables security to debtors who are not members of the Company or its Subsidiaries will only be given if an Enforcement Event has occurred;

(e)                    notification of any security interest over insurance policies will be served on any insurer of the Company’s or any Restricted Subsidiaries’ assets (other than in respect of any insurance policy maintained by the Company or any of its Restricted Subsidiaries which is due to expire on or before December 31, 2006);

(f)                      the Security Documents should only operate to create security rather than to impose new commercial obligations. Accordingly, they should not contain material additional representations, undertakings or indemnities (such as in respect of insurance, information or the payment of costs) unless these are the same as or consistent with those contained in the Secured Agreements or are necessary for the creation or perfection of the security;

(g)                   in respect of the share pledges and pledges of intra-group receivables, until an Enforcement Event has occurred, the pledgors will be permitted to retain and to exercise voting rights to any shares pledged by them in a manner which does not materially adversely affect the value of the security (taken as a whole) or the validity or enforceability of the security or cause an event of default under any Secured Agreement to occur, and the pledgors will be permitted to receive dividends on pledged shares and payment of intra-group receivables and retain the proceeds and/or make the proceeds available to Holdings and its Subsidiaries to the extent not prohibited under the Secured Agreements;

(h)                   Secured Parties will only be able to exercise a power of attorney in any Security Document following the occurrence of an Enforcement Event or with respect to perfection or further assurance obligations that following request, the relevant obligor has failed to satisfy;

(i)                       no obligor shall be required to provide surveys on real property (unless such surveys already exist in which case there shall be no requirement that such surveys be certified to the Secured Parties) or to remove any encumbrances on title (not created in contemplation of the Transactions) that are reflected in any title insurance or any other existing encumbrances on real property (not created in contemplation of the Transactions) (not including Liens securing Indebtedness of the Company or any of its Restricted Subsidiaries);

(j)                       no obligor shall be required to protect any security interests in the United States prior to the occurrence of an Enforcement Event by

4

means other than customary filings (including UCC-1s, mortgage or deed of trust filings and patent and trademark, filings) and delivery of share certificates (accompanied by powers of attorney executed in blank) and any intercompany promissory notes; and

(k)                    information, such as lists of assets, will be provided if, and only to the extent, required by local law to be provided to protect or create, perfect or register the security and, to the extent so required will be provided annually (unless required to be provided by local law more frequently, but not more frequently than quarterly) and following the occurrence and during the continuance of an event of default under any Secured Agreement, on the applicable Collateral Agent’s reasonable request.

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Schedule 6

FORM OF LIEN GRANTOR SUPPLEMENT

LIEN GRANTOR SUPPLEMENT dated as of                  ,               , between [NAME OF LIEN GRANTOR] (the “New Lien Grantor”), MORGAN STANLEY SENIOR FUNDING, INC., as Global Collateral Agent (the “Global Collateral Agent”), MIZUHO CORPORATE BANK, LTD., as Taiwan Collateral Agent (the “Taiwan Collateral Agent”) and NXP B.V. (the “Company”).

WHEREAS, KASLION Acquisition B.V., the Company, the Subsidiaries of the Company from time to time party thereto, the Secured Parties from time to time party thereto, the Global Collateral Agent and the Taiwan Collateral Agent are parties to a Collateral Agency Agreement dated as of September 29, 2006 (as heretofore amended and/or supplemented, the “Collateral Agency Agreement”);

WHEREAS, Section 10.04 of the Collateral Agency Agreement provides that additional Subsidiaries may become Lien Grantors under the Collateral Agency Agreement by execution and delivery of a supplement in the form of this Lien Grantor Supplement; and

WHEREAS, terms defined in the Collateral Agency Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein;

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                          Party to Collateral Agency Agreement. In accordance with Section 11.01 of the Collateral Agency Agreement, on and from the date of this Lien Grantor Supplement (the “Effective Date”), the New Lien Grantor will become a party to the Collateral Agency Agreement and will have all the rights, obligations and liabilities of a Guarantor and a Lien Grantor thereunder and be bound by all the provisions thereof as fully as if the New Lien Grantor were one of the original parties thereto. On and from the Effective Date, each reference to a Guarantor or Lien Grantor in the Collateral Agency Agreement shall be deemed to include the New Lien Grantor.

2.                          Representations and Warranties. The New Lien Grantor represents and warrants that the representations and warranties made by or under the Secured Agreements to which it is a party are true and correct in all material respects on and as of the date hereof.

3.                          Governing Law. This Lien Grantor Supplement shall be construed in accordance with and governed by the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Lien Grantor Supplement to be duly executed by their respective authorized officers as of the day and year first above written.

[NAME OF LIEN GRANTOR]

By:
Name:
Title:

MORGAN STANLEY SENIOR FUNDING, INC., as Global Collateral Agent

By:
Name:
Title:

MIZUHO CORPORATE BANK, LTD. as Taiwan Collateral Agent

By:
Name:
Title:

NXP B.V.

By:
Name:
Title:

2

Schedule 7

FORM OF ADDITIONAL SECURED OBLIGATIONS SUPPLEMENT

ADDITIONAL SECURED OBLIGATIONS SUPPLEMENT dated as of              ,            , between [NAME OF ADDITIONAL SECURED PARTY] (the “Additional Secured Party”), MORGAN STANLEY SENIOR FUNDING, INC., as Global Collateral Agent (the “Global Collateral Agent”), MIZUHO CORPORATE BANK, LTD., as Taiwan Collateral Agent (the “Taiwan Collateral Agent”) and NXP B.V. (the “Company”).

WHEREAS, KASLION Acquisition B.V., the Company, the Subsidiaries of the Company from time to time party thereto, the Secured Parties from time to time party thereto, the Global Collateral Agent and the Taiwan Collateral Agent are parties to a Collateral Agency Agreement dated as of September 29, 2006 (as amended and/or supplemented, the “Collateral Agency Agreement”);

WHEREAS, Section 10.02 of the Collateral Agency Agreement provides that Persons may become party to the Collateral Agency Agreement as Additional Secured Parties by execution and delivery of a supplement in the form of this Additional Secured Obligations Supplement; and

WHEREAS, terms defined in the Collateral Agency Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein;

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                          Party to Collateral Agency Agreement. In accordance with Section 10.02 of the Collateral Agency Agreement, on and from the date of this Additional Secured Obligations Supplement (the “Effective Date”), the Additional Secured Party will become a party to the Collateral Agency Agreement and will have all the rights, obligations and liabilities of an Additional Secured Party thereunder and be bound by all the provisions thereof as fully as if the Additional Secured Party were one of the original parties thereto.

2.                          Notices. The contact information of the Additional Secured Party for purposes of notices under the Collateral Agency Agreement is as follows:

[Address]
Attention:
Facsimile:
E-mail:

4.                          Governing Law. This Additional Secured Obligations Supplement shall be construed in accordance with and governed by the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Note Supplement to be duly executed by their respective authorized officers as of the day and year first above written.

[NAME OF ADDITIONAL SECURED PARTY]

By:
Name:
Title:

MORGAN STANLEY SENIOR FUNDING, INC., as Global Collateral Agent

By:
Name:
Title:

MIZUHO CORPORATE BANK, LTD., as Taiwan Collateral Agent

By:
Name:
Title:

NXP B.V.

By:
Name:
Title:

2

Schedule 8

FORM OF ADDITIONAL SECURED OBLIGATIONS CERTIFICATION

Morgan Stanley Senior Funding, Inc.	Mizuho Corporate Bank, Ltd.,
20 Cabot Square	[Address]
Canary Wharf
London E14 4QW
England
Attention: [ ]

Ladies and Gentlemen:

Reference is made to the Collateral Agency Agreement (the “Collateral Agency Agreement”) dated as of September 29, 2006, among KASLION ACQUISITION B.V. (“Holdings”), NXP B.V. (the “Company”), the Subsidiaries of the Company from time to time party thereto, the Secured Parties from time to time party thereto, and MORGAN STANLEY SENIOR FUNDING, INC. in its capacity as Global Collateral Agent and MIZUHO CORPORATE BANK, LTD. in its capacity as Taiwan Collateral Agent. Capitalized terms used and not otherwise defined herein are used as defined in the Collateral Agency Agreement.

This is an Additional Secured Obligations Certification for the purposes of the Collateral Agency Agreement.

I,                         , hereby certify that I am the duly elected, qualified and acting [Financial Officer] of the Company and am authorized to execute this Additional Secured Obligations Certification on behalf of the Company.

Solely in my capacity as [Financial Officer] of the Company, I hereby certify that:

1.                         The following documents have been entered into in compliance with the requirements of the Secured Agreements:

(a)                     [                   ]

(b)                    [                   ]

(c)                     [                   ]

2.                         The Indebtedness incurred under the documents specified in clause 1 above and the Liens granted in respect thereof are permitted under the Secured Agreements.

3.                         The Additional Secured Obligations shall have [specify priority] under Section 4.04 of the Collateral Agency Agreement and such priority is permitted under the Secured Agreements;

4.                         The Lien Grantors obligations under the documents specified above are designated as Secured Obligations for purposes of the Collateral Agency Agreement.

Very truly yours,

NXP B.V.

By:
Name:
Title:

2

Schedule 9

Security Documents

PART A – DUTCH SECURITY DOCUMENTS

(a)                    Pledge of Shares between NXP B.V., as pledgor, and Morgan Stanley Senior Funding, Inc., as pledgee, in relation to the shares in Philips Semiconductors B.V.

(b)                   Pledge of Shares between NXP B.V., as pledgor, and Morgan Stanley Senior Funding, Inc., as pledgee, in relation to the shares in Philips Software B.V.

(c)                    Pledge of Shares between KASLION Acquisition B.V., as pledgor, and Morgan Stanley Senior Funding, Inc., as pledgee, in relation to the shares in NXP B.V.

(d)                   Disclosed Pledge of Insurance Receivables between NXP B.V. and Philips Semiconductors B.V., as pledgors, and Morgan Stanley Senior Funding, Inc., as pledgee.

(e)                    Disclosed Pledge of Intercompany Receivables between KASLION Acquisition B.V., NXP B.V. and Philips Semiconductors B.V., as pledgors, and Morgan Stanley Senior Funding, Inc., as pledgee.

(f)                      Undisclosed Pledge of Third Party Receivables between NXP B.V. and Philips Semiconductors B.V., as pledgors, and Morgan Stanley Senior Funding, Inc., as pledgee.

(g)                   Non-Possessory Pledge of Moveable Assets between KASLION Acquisition B.V., NXP B.V. and Philips Semiconductors B.V., as pledgors, and Morgan Stanley Senior Funding, Inc., as pledgee.

(h)                   Pledge of IP Rights between NXP B.V., as pledgor, and Morgan Stanley Senior Funding, Inc., as pledgee.

(i)                       Deed of Mortgage between Philips Semiconductors B.V. and Morgan Stanley Senior Funding, Inc., as Global Collateral Agent.

PART B – ENGLISH SECURITY DOCUMENTS

(a)                    Debenture between NXP B.V. and Morgan Stanley Senior Funding, Inc., as Global Collateral Agent, in relation to security over shares, receivables, intellectual property rights and certain bank accounts.

(b)                   Debenture between Philips Semiconductors UK Limited and Morgan Stanley Senior Funding, Inc., as Global Collateral Agent.

(c)                    Charge over intercompany receivables between Philips Semiconductors (Thailand) Co. Ltd. and Morgan Stanley Senior Funding, Inc., as Global Collateral Agent.

PART C – FRENCH SECURITY DOCUMENTS

(a)                    Pledge of Shares between NXP B.V., as pledgor, and Morgan Stanley Senior Funding, Inc., as pledgee, in relation to the shares in Philips Semiconductors France SAS.

(b)                   Intercompany Debt Pledge Agreement between NXP B .V. and Morgan Stanley Senior Funding, Inc., as Global Collateral Agent.

(c)                    IP Security Agreement between NXP B.V. and Morgan Stanley Senior Funding, Inc., as Global Collateral Agent, relating to intellectual property in France.

(d)                   Pledge of Shares between Philips Semiconductors France SAS, as pledgor, and Morgan Stanley Senior Funding, Inc., as pledgee, in relation to the shares in Crolles.

(e)                    Pledge of Trade Receivables between Philips Semiconductors France SAS, as pledgor, and Morgan Stanley Senior Funding, Inc., as pledgee.

(f)                      Pledge of Business as an Ongoing Concern between Philips Semiconductors France SAS, as pledgor, and Morgan Stanley Senior Funding, Inc., as pledgee.

PART D – GERMAN SECURITY DOCUMENTS

(a)                      Pledge of Shares between NXP B.V., as pledgor, and Morgan Stanley Senior Funding, Inc., as pledgee, in relation to the shares in Philips Semiconductors Germany GmbH.

(b)                     Pledge of Shares between Philips Semiconductors Germany GmbH, as pledgor, and Morgan Stanley Senior Funding, Inc., as pledgee, in relation to the shares in Philips Semiconductors Dresden AG.

(c)                      Land Charge Deeds between Philips Semiconductors Germany GmbH and Morgan Stanley Senior Funding, Inc., as Global Collateral Agent.

(d)                     Security Transfer of Moveable Assets between Philips Semiconductors Germany GmbH and Morgan Stanley Senior Funding, Inc., as Global Collateral Agent.

(e)                      Global Assignment of Receivables between Philips Semiconductors Germany GmbH and Morgan Stanley Senior Funding, Inc., as Global Collateral Agent.

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(f)                      IP Security Agreement between NXP B.V. and Morgan Stanley Senior Funding, Inc., as Global Collateral Agent, relating to intellectual property in Germany.

PART E – HONG KONG SECURITY DOCUMENTS

(a)                    Share and Receivables Charge over the shares and receivables in Philips Semiconductors Hong Kong Limited between NXP B.V. and Morgan Stanley Senior Funding, Inc., as Global Collateral Agent.

(b)                   Debenture between Philips Semiconductors Hong Kong Limited and Morgan Stanley Senior Funding, Inc., as Global Collateral Agent.

PART F – PHILIPPINES SECURITY DOCUMENTS

(a)                    Deed of Conditional Assignment to be entered into among Philips Semiconductors Philippines, Inc. and NXP B.V., as Assignors, and Hong Kong Shanghai Banking Corporation, Philippine Branch, as Assignee and Escrow Agent.

PART G – SINGAPORE SECURITY DOCUMENTS

(a)                    Charge over the shares in Philips Semiconductors Singapore Pte. Ltd. between NXP B.V. and Morgan Stanley Senior Funding, Inc., as Global Collateral Agent.

(b)                   Charge over the shares in Systems On Silicon Manufacturing Company Pte. Ltd. between NXP B.V. and Morgan Stanley Senior Funding, Inc., as Global Collateral Agent.

(c)                    Debenture between Philips Semiconductors Singapore Pte. Ltd. and Morgan Stanley Senior Funding, Inc., as Global Collateral Agent.

PART H – TAIWAN SECURITY DOCUMENTS

(a)                    Mortgage over the shares in Philips Electronics Building Elements Industries (Taiwan) Ltd. to be entered into between Mizuho Corporate Bank, Ltd., as Taiwan Collateral Agent, and NXP B.V.

(b)                   Mortgage of land and buildings to be entered into between Mizuho Corporate Bank, Ltd., as Taiwan Collateral Agent, and Philips Electronics Building Elements Industries (Taiwan) Ltd.

(c)                    Mortgage of equipment to be entered into between Mizuho Corporate Bank, Ltd., as Taiwan Collateral Agent, and Philips Electronics Building Elements Industries (Taiwan) Ltd.

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(d)                   Assignment of accounts receivable to be entered into between Mizuho Corporate Bank, Ltd., as Taiwan Collateral Agent, and Electronics Building Elements Industries (Taiwan) Ltd.

PART I – THAI SECURITY DOCUMENTS

(a)                    Pledge of Shares between NXP B.V., as pledgor, and Morgan Stanley Senior Funding, Inc., as pledgee, in relation to the shares in Philips Semiconductors (Thailand) Co. Ltd.

(b)                   Assignment of Receivables from material contracts and insurances between Philips Semiconductors (Thailand) Co. Ltd. and Morgan Stanley Senior Funding, Inc., as Global Collateral Agent.

(c)                    Mortgage of Real Property between Philips Semiconductors (Thailand) Co. Ltd. and Morgan Stanley Senior Funding, Inc., as Global Collateral Agent.

(d)                   Mortgage of Machinery between Philips Semiconductors (Thailand) Co. Ltd. and Morgan Stanley Senior Funding, Inc., as Global Collateral Agent.

PART J – U.S. SECURITY DOCUMENTS

(a)                    Security Agreement among Philips Semiconductors USA Inc., NXP Funding LLC, and Morgan Stanley Senior Funding, Inc., as Global Collateral Agent.

(b)                   Pledge of Shares between NXP B.V., as pledgor, and Morgan Stanley Senior Funding, Inc., as pledgee in relation to the shares in Philips Semiconductors USA Inc.

(c)                    Deed of Trust between Philips Semiconductors USA Inc. and Morgan Stanley Senior Funding, Inc., as Global Collateral Agent.

(d)                   Leasehold Mortgage between Philips Semiconductors USA Inc. and Morgan Stanley Senior Funding, Inc., as Global Collateral Agent.

(e)                    IP Security Agreement between NXP B.V. and Morgan Stanley Senior Funding, Inc., as Global Collateral Agent, relating to intellectual property in the United States and any short form version thereof to be filed with any relevant governmental authorities.

(f)                      Pledge of Shares between NXP B.V., as pledgor, and Morgan Stanley Senior Funding, Inc., as pledgee in relation to the shares in non-Guarantor subsidiaries.

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Schedule 10

FORM OF SECURED HEDGING SUPPLEMENT

SECURED HEDGING SUPPLEMENT dated as of                            ,             , between [NAME OF SECURED HEDGE COUNTERPARTY] (the “Secured Hedge Counterparty”), MORGAN STANLEY SENIOR FUNDING, INC., as Global Collateral Agent (the “Global Collateral Agent”), MIZUHO CORPORATE BANK, LTD., as Taiwan Collateral Agent (the “Taiwan Collateral Agent”) and NXP B.V. (the “Company”).

WHEREAS, KASLION Acquisition B.V., the Company, the Subsidiaries of the Company from time to time party thereto, the Secured Parties from time to time party thereto, the Global Collateral Agent and the Taiwan Collateral Agent are parties to a Collateral Agency Agreement dated as of September 29, 2006 (as amended and/or supplemented, the “Collateral Agency Agreement”);

WHEREAS, Section 10.03 of the Collateral Agency Agreement provides that Persons may become party to the Collateral Agency Agreement as Secured Hedge Counterparties by execution and delivery of a supplement in the form of this Secured Hedging Supplement; and

WHEREAS, terms defined in the Collateral Agency Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein;

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                          Party to Collateral Agency Agreement. In accordance with Section 10.03 of the Collateral Agency Agreement, on and from the date of this Secured Hedging Supplement (the “Effective Date”), the Secured Hedge Counterparty will become a party to the Collateral Agency Agreement and will have all the rights, obligations and liabilities of a Secured Hedge Counterparty thereunder and be bound by all the provisions thereof as fully as if the Secured Hedge Counterparty were one of the original parties thereto.

2,                          Notices. The contact information of the Secured Hedge Counterparty for purposes of notices under the Collateral Agency Agreement is as follows:

[Address]
Attention:

Facsimile:
E-mail:

5.                          Governing Law. This Secured Hedging Supplement shall be construed in accordance with and governed by the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Note Supplement to be duly executed by their respective authorized officers as of the day and year first above written.

[NAME OF ADDITIONAL SECURED PARTY]

By:
Name:
Title:

MORGAN STANLEY SENIOR FUNDING, INC., as Global Collateral Agent

By:
Name:
Title:

MIZUHO CORPORATE BANK, LTD. as Taiwan Collateral Agent

By:
Name:
Title:

NXP B.V.

By:
Name:
Title:

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Schedule 11

FORM OF SECURED HEDGING CERTIFICATION

Morgan Stanley Senior Funding, Inc. 20 Cabot Square Canary Wharf London E14 4QW England Attention: [ ]	Mizuho Corporate Bank, Ltd.. [Address]

Ladies and Gentlemen:

Reference is made to the Collateral Agency Agreement (the “Collateral Agency Agreement”) dated as of September 29, 2006, among KASLION ACQUISITION B.V. (“Holdings”), NXP B.V. (the “Company”), the Subsidiaries of the Company from time to time party thereto, the Secured Parties from time to time party thereto, and MORGAN STANLEY SENIOR FUNDING, INC. in its capacity as Global Collateral Agent and MIZUHO CORPORATE BANK, LTD. in its capacity as Taiwan Collateral Agent. Capitalized terms used and not otherwise defined herein are used as defined in the Collateral Agency Agreement.

This is a Secured Hedging Certification for the purposes of the Collateral Agency Agreement.

I,                               , hereby certify that I am the duly elected, qualified and acting [Financial Officer] of the Company and am authorized to execute this Secured Hedging Certification on behalf of the Company.

Solely in my capacity as [Financial Officer] of the Company, I hereby certify that:

1.                         The following documents have been entered into in compliance with the requirements of the Secured Agreements:

(a)                      [                          ]

(b)                     [                          ]

(c)                      [                          ]

2.                         The Lien Grantors obligations under the documents specified above are designated as Secured Obligations for purposes of the Collateral Agency Agreement.

Very truly yours,

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NXP B.V.

By:
Name:
Title:

4

NOTE SUPPLEMENT dated as of October 12, 2006, between DEUTSCHE BANK TRUST COMPANY AMERICAS as trustee for and on behalf of the holders of notes issued pursuant to the Senior Secured Indenture referred to below (the “Note Secured Party”), MORGAN STANLEY SENIOR FUNDING, INC., as Global Collateral Agent (the “Global Collateral Agent”), MIZUHO CORPORATE BANK, LTD., as Taiwan Collateral Agent (the “Taiwan Collateral Agent”) and NXP B.V. (the “Company”).

WHEREAS, KASLION Acquisition B.V., the Company, the Subsidiaries of the Company from time to time party thereto, the Secured Parties from time to time party thereto, the Global Collateral Agent and the Taiwan Collateral Agent are parties to a Collateral Agency Agreement dated as of September 29, 2006 (as amended and/or supplemented, the “Collateral Agency Agreement”);

WHEREAS, Section 10.01 of the Collateral Agency Agreement provides that Persons may become party to the Collateral Agency Agreement as Note Secured Parties by execution and delivery of a supplement in the form of this Note Supplement;

WHEREAS, terms defined in the Collateral Agency Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein; and

WHEREAS, the Note Secured Party is the trustee for the holders of notes from time to time under the Senior Secured Indenture dated as of October 12, 2006 among NXP B.V. and NXP Funding LLC, as Issuers, the guarantors party thereto, Deutsche Bank Trust Company Americas, as trustee, registrar, U.S. dollar paying agent, calculation agent and transfer agent, Deutsche Bank AG, London Branch, as Euro paying agent, Deutsche Bank Luxembourg S.A., as Irish listing agent, Deutsche International Corporate Services (Ireland) Limited as Irish paying agent and Mizuho Corporate Bank, Ltd., as Taiwan Collateral Agent;

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                          Party to Collateral Agency Agreement. In accordance with Section 10.01 of the Collateral Agency Agreement, on and from the date of this Note Supplement (the “Effective Date”), the Note Secured Party will become a party to the Collateral Agency Agreement and will have all the rights, obligations and liabilities of a Note Secured Party thereunder and be bound by all the provisions thereof as fully as if the Note Secured Party were one of the original parties thereto.

2.                          Notices. The contact information of the Note Secured Party for purposes of notices under the Collateral Agency Agreement is as follows:

Deutsche Bank Trust Company Americas
60 Wall Street - 27th floor
New York, New York 10005
Attn: Trust and Securities Services
Tel: 908 608 3153
Fax: 732 578 4635

with copy to:

Deutsche Bank National Trust Company
for Deutche Bank Trust Company Americas
25 DeForest Avenue - 2nd floor
Summit, New Jersey 07901
Attn: Trust and Securities Services
Tel: 908 608 3153
Fax: 732 578 4635

3.                          Governing Law. This Note Supplement shall be construed in accordance with and governed by the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Note Supplement to be duly executed by their respective authorized officers as of the day and year first above written.

DEUTSCHE BANK TRUST COMPANY AMERICAS

By:	/s/ Wanda Camacho
Name: Wanda Camacho
Title: Vice President

By:	/s/ Richard Buckwalter
Name: Richard Buckwalter
Title: Vice President

MORGAN STANLEY SENIOR FUNDING, INC., as Global Collateral Agent

By:	/s/ Mathias Blumschein
Name:
Title:

Signature Page to the Supplement to the Collateral Agency Agreement

MIZUHO CORPORATE BANK, LTD., as Taiwan Collateral Agent

By:	/s/ Illegible
Name:
Title:

NXP B.V.

By:	/s/ Illegible
Name:
Title:

NOTE SUPPLEMENT